UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.        )

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Biodel Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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100 Saw Mill Road
Danbury, Connecticut 06810

January 28, 2013

Dear Stockholder:

You are cordially invited to attend the 2013 Annual Meeting of Stockholders of Biodel Inc., which will be held at 9:00 a.m., local time, on Tuesday, March 5, 2013, at our corporate headquarters at 100 Saw Mill Road, Danbury, Connecticut 06810. The Notice of Annual Meeting of Stockholders and Proxy Statement that accompany this letter describe the matters to be voted on at the Annual Meeting. We hope you will be able to attend and participate in the Annual Meeting.

Whether or not you plan to attend, it is important that your shares be represented and voted at the Annual Meeting. If you are a stockholder of record, you may vote your shares by proxy card. If you are a beneficial owner, you may vote your shares by telephone, over the Internet or by proxy card.

On behalf of your Board of Directors, I would like to thank you for your continued support and interest in Biodel Inc.

Sincerely,

Errol De Souza President and Chief Executive Officer

Notice of Annual Meeting of Stockholders
to be held on March 5, 2013 at 9:00 a.m.

The 2013 Annual Meeting of Stockholders of Biodel Inc. will be held on Tuesday, March 5, 2013, at 9:00 a.m., local time, at the corporate headquarters of Biodel Inc., 100 Saw Mill Road, Danbury, Connecticut 06810. The Annual Meeting has been called for the following purposes:

1.	To elect two Class III directors for a term of three years;

2.	To approve an amendment and restatement of our 2010 Stock Incentive Plan;

3.	To ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2013; and

4.	To transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

Important Notice Regarding the Availability of Proxy Materials for the Annual
Meeting of Stockholders to be Held on March 5, 2013:

This proxy statement, a sample of the form of proxy card sent or given to stockholders by Biodel Inc.
and the 2012 Annual Report to Stockholders are available at www.biodel.com/annuals.cfm

Our Board of Directors set January 16, 2013 as the record date for the annual meeting. This means that only stockholders of record at the close of business on January 16, 2013 will be entitled to notice of, and to vote at, the annual meeting or any adjournment or postponement thereof.

Your vote is very important to us. Whether or not you plan to attend the annual meeting in person, your shares should be represented and voted. To vote without attending the annual meeting, you should complete, sign, date and promptly return the enclosed proxy card in the postage-paid envelope that we have included for your convenience. Alternatively, if you are a beneficial owner, you may vote through the Internet or by telephone as indicated in the instructions enclosed with your proxy card. No postage is required if you mail your proxy in the United States. Even if you plan to attend the annual meeting, we would appreciate receiving your voting instructions before that date. Submitting the proxy before the annual meeting will not preclude you from voting in person at the annual meeting if you should decide to attend.

We are first sending the Notice of annual meeting, this proxy statement, the enclosed proxy card and our Annual Report to Stockholders for the fiscal year ended September 30, 2012 to our stockholders on or about January 28, 2013.

All stockholders are invited to attend the annual meeting. No ticket is required for admittance. If you have any questions regarding this Notice of annual meeting or if you have special needs and require assistance, please call us at (203) 796-5000, and we will be happy to assist you.

By Order of the Board of Directors,

Paul S. Bavier Secretary

Danbury, Connecticut
January 28, 2013

Our 2012 Annual Report accompanies this Proxy Statement.

BIODEL INC.

100 SAW MILL ROAD
DANBURY, CONNECTICUT 06810

Annual Meeting of Stockholders
to be held on March 5, 2013 at 9:00 a.m.

PROXY STATEMENT

GENERAL INFORMATION

This Proxy Statement is furnished in connection with the solicitation by the board of directors of Biodel Inc., also referred to in this Proxy Statement as the “Company,” “Biodel,” “we” or “us,” of proxies to be voted at our 2013 Annual Meeting of Stockholders, or the Annual Meeting, to be held on Tuesday, March 5, 2013 at our corporate headquarters at 100 Saw Mill Road, Danbury, Connecticut 06810 at 9:00 a.m., local time, and at any adjournment or adjournments thereof. Stockholders of record of our common stock, $.01 par value per share, as of the close of business on January 16, 2013, will be entitled to notice of and to vote at the Annual Meeting and any adjournment or adjournments thereof. As of that date, there were 14,177,220 shares of our common stock issued and outstanding and entitled to vote. Each share of common stock is entitled to one vote on any matter presented at the Annual Meeting.

If proxies in the accompanying form are properly executed and returned, the shares of common stock represented thereby will be voted in the manner specified therein. If not otherwise specified, the shares of common stock represented by the proxies will be voted: (i) FOR, as applicable, the election of the two nominees named below as directors; (ii) FOR the amendment and restatement of our 2010 Stock Incentive Plan; (iii) FOR the ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2013; and (iv) in the discretion of the persons named in the enclosed form of proxy, on any other proposals which may properly come before the Annual Meeting or any adjournment or adjournments thereof. Any stockholder who has submitted a proxy may revoke it at any time before it is voted by written notice addressed to and received by our corporate secretary, by submitting a duly executed proxy bearing a later date, or by electing to vote in person at the Annual Meeting. The mere presence at the Annual Meeting of the person appointing a proxy does not, however, revoke the appointment.

Voting Procedures

Q:	What shares owned by me may be voted?

A:	You may only vote the shares of our common stock owned by you as of the close of business on January 16, 2013, which is the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting. These shares include the following:

•	shares of common stock held directly in your name as the stockholder of record; and

•	shares of common stock held for you, as the beneficial owner, through a broker, bank or other nominee.

Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:	Most of our stockholders hold their shares through a broker, bank or other nominee, rather than directly in their own names. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

If your shares are registered directly in your name with our transfer agent, Continental Stock Transfer & Trust Company, you are considered, with respect to those shares, the stockholder of record, and these proxy materials are being sent directly to you on our behalf. As the stockholder of record, you have the right to grant your voting proxy to the persons specified on the enclosed proxy card or to vote in person at the Annual Meeting. The persons named in the proxy card will vote the shares you own in accordance with your instructions on the proxy card you mail. If you return the card, but do not give any instructions on a particular matter described in this Proxy Statement, the persons named in the proxy card will vote the shares you own in accordance with the recommendations of our board of directors. We have enclosed a proxy card for you to use.

If your shares are held in a brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name,” and the proxy materials are being sent to you by your broker or nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker or nominee how to vote. If you do not give instructions to your bank or brokerage firm, it will still be able to vote your shares with respect to certain “discretionary” items, but will not be allowed to vote your shares with respect to certain “non-discretionary” items. Of the proposals to be considered at the Annual Meeting, only the ratification of the appointment of our independent registered public accounting firm is a discretionary item. Accordingly, your bank or brokerage firm may exercise its discretionary authority with respect to the ratification of the appointment of our independent registered public accounting firm. “Broker non-votes” occur when nominees holding shares for beneficial owners do not vote those shares on a particular proposal because the nominees do not have discretionary authority to do so and have not received voting instructions with respect to the proposal from the beneficial owners. The election of directors and the amendment and restatement of our 2010 Stock Incentive Plan are non-discretionary items. Therefore, if you do not provide instructions regarding how you would like your shares to be voted on these matters, your bank or brokerage firm will not be able to vote on your behalf, resulting in broker non-votes for these matters.

You are also invited to attend the Annual Meeting, but since you are not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you receive a proxy from your broker or representative. Your broker or representative has enclosed a voting instruction card for you to use. If you wish to attend the Annual Meeting and vote in person, please mark the box on the voting instruction card received from your broker or representative and return it to the broker or representative so that you receive a legal proxy to present at the Annual Meeting.

Q:	How may I vote my shares at the Annual Meeting?

A:	You may vote shares held directly in your name as the stockholder of record in person at the Annual Meeting. If you choose to vote in person at the Annual Meeting, please bring the enclosed proxy card and proof of identification with you to the Annual Meeting. You may vote shares that you beneficially own if you receive and present at the Annual Meeting a proxy from your broker or nominee, together with proof of identification. Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy as described below so that your vote will be counted if you later decide not to attend the Annual Meeting.

Q:	How may I vote my shares without attending the Annual Meeting?

A:	Whether you hold shares directly as the stockholder of record or as the beneficial owner in street name, you may direct your vote without attending the Annual Meeting. You may vote by granting a proxy or, for shares held in street name, by submitting voting instructions to your broker or nominee. Whether you are a stockholder of record or a beneficial owner, you may vote without attending the Annual Meeting by marking, dating and signing your proxy card and mailing in the enclosed, self-addressed, postage prepaid envelope. No postage is required if the proxy is mailed in the United States. In addition, beneficial owners may vote without attending the Annual Meeting as follows:

•	By Internet — If you have Internet access, you may submit your proxy from any location in the world by following the “Internet Voting” instructions enclosed with your proxy card.

•	By Telephone — You may submit your proxy by following the “Telephone Voting” instructions enclosed with your proxy card.

Shares of common stock that are represented by a properly executed proxy, if such proxy is received in time and not revoked, will be voted at the Annual Meeting according to the instructions indicated in the proxy. In the case of stockholders of record, if no instructions are indicated, the shares will be voted FOR approval of the proposals listed on the proxy card. In the case of beneficial owners, if no instructions are indicated, their broker or representative may vote only on those proposals for which they have discretionary authority to vote. Discretionary authority is provided in the proxy as to any matters not specifically referred to in the proxy. Our board of directors is not aware of any other matters that are likely to be brought before the Annual Meeting. If other matters are properly brought before the Annual Meeting, including a proposal to adjourn the Annual Meeting to permit the solicitation of additional proxies in the event that one or more proposals have not been approved by a sufficient number of votes at the time of the Annual Meeting, the persons named in the enclosed proxy will vote on such matters in their own discretion.

If you are a beneficial owner of common stock, please refer to the voting instruction card included by your broker or nominee for applicable voting procedures.

Q:	How may I revoke a proxy or an Internet or telephone vote?

A:	A stockholder executing a proxy card may revoke the proxy at any time before it is exercised by giving written notice revoking the proxy to our corporate secretary, by subsequently filing another proxy bearing a later date, or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not automatically revoke a stockholder’s prior proxy. All written notices of revocation or other communications with respect to revocation of proxies should be addressed to Biodel Inc., 100 Saw Mill Road, Danbury, Connecticut 06810, attention: corporate secretary. If you own your shares in street name, your bank or brokerage firm should provide you with appropriate instructions for changing your vote.

Q:	How does our board of directors recommend that I vote on the proposal to elect the nominees to our board of directors?

A:	Our board of directors unanimously recommends that stockholders vote FOR this proposal at the Annual Meeting.

Q:	How does our board of directors recommend that I vote on the amendment and restatement of our 2010 Stock Incentive Plan?

A:	Our board of directors unanimously recommends that stockholders vote FOR this proposal at the Annual Meeting.

Q:	How does our board of directors recommend that I vote on the proposal to ratify the appointment of BDO USA, LLP as our registered independent public accounting firm for the fiscal year ending September 30, 2013?

A:	Our board of directors unanimously recommends that stockholders vote FOR this proposal at the Annual Meeting.

Q:	What is the quorum required for the Annual Meeting?

A:	Holders of record of the common stock on January 16, 2013 are entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement of the Annual Meeting. As of the record date, 14,177,220 shares of common stock were outstanding. The presence, in person, by remote communication, if applicable, or by proxy duly authorized, of the holders of a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting will constitute a quorum for the transaction of business at the Annual Meeting. Shares of our common stock represented in person or by proxy, including broker non-votes and shares that abstain or do not vote with respect to one or more of the matters to be voted upon, will be counted for the purpose of determining whether a quorum exists.

Q:	How are votes counted?

A:	Each holder of common stock is entitled to one vote at the Annual Meeting on each matter to come before the Annual Meeting, including the election of directors, for each share held by such stockholder as of the record date. Votes cast in person at the Annual Meeting or by proxy, Internet vote or telephone vote will be tabulated by the inspector of election appointed for the Annual Meeting, who will determine whether a quorum is present.

Q:	What vote is required on the proposal to elect the nominees to our board of directors?

A:	Individual director nominees are elected by a plurality of the votes of the shares present in person, by remote communication, if applicable, or represented by proxy at the Annual Meeting and entitled to vote generally on the election of directors. Accordingly, the directorships to be filled at the Annual Meeting will be filled by the nominees receiving the highest number of votes. In the election of directors, votes may be cast for or withheld with respect to any or all nominees. Abstentions and broker non-votes will have no effect on the outcome of this proposal.

Q:	What vote is required to approve the amendment and restatement of our 2010 Stock Incentive Plan?

A:	The amendment and restatement of our 2010 Stock Incentive Plan will be approved if we receive the affirmative vote of a majority of shares present in person, by remote communication, if applicable, or represented by proxy at the Annual Meeting and entitled to vote generally. Abstentions have the same effect as a vote against this proposal. Broker non-votes will have no effect on the outcome of this proposal.

Q:	What vote is required to ratify the appointment of BDO USA, LLP as our independent registered public accounting firm?

A:	The appointment of BDO USA, LLP as our independent registered public accounting firm will be ratified if we receive the affirmative vote of a majority of shares present in person, by remote communication, if applicable, or represented by proxy at the Annual Meeting and entitled to vote generally. Abstentions and broker non-votes will have no effect on the outcome of this proposal.

Q:	What does it mean if I receive more than one proxy or voting instruction card?

A:	This means your shares are registered differently or are in more than one account. Please provide voting instructions for all proxy and voting instruction cards you receive.

Q:	Where can I find the voting results of the Annual Meeting?

A:	We will announce preliminary voting results at the Annual Meeting and publish final results in a current report on Form 8-K within four business days of the Annual Meeting.

Q:	Is my vote confidential?

A:	Proxy cards, ballots and voting tabulations that identify individual stockholders are mailed or returned to us and handled in a manner intended to protect your voting privacy. Your vote will not be disclosed except: (1) as needed to permit us to tabulate and certify the vote; (2) as required by law; or (3) in limited circumstances, such as a proxy contest in opposition to the director candidates nominated by our board of directors. In addition, all comments written on the proxy card or elsewhere will be forwarded to management, but your identity will be kept confidential unless you ask that your name be disclosed.

Annual Report to Stockholders

A copy of our annual report to stockholders for the fiscal year ended September 30, 2012, which contains our financial statements, accompanies this Proxy Statement. We have filed an annual report on Form 10-K for our fiscal year ended September 30, 2012, or the 2012 Form 10-K, with the Securities and Exchange Commission, or the SEC, which forms a part of the 2012 annual report to stockholders. Stockholders separately may obtain, free of charge, a copy of the 2012 Form 10-K, without exhibits, by writing to Biodel Inc., 100 Saw Mill Road, Danbury, Connecticut 06810, attention: corporate secretary. The 2012 Form 10-K is also available through our website at www.biodel.com. The annual report to stockholders and the 2012 Form 10-K are not proxy soliciting materials.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding beneficial ownership of our capital stock as of December 31, 2012 by the following: (a) each person known by us to be the beneficial owner of 5% or more of any class of our voting securities; (b) each of our directors and named executive officers; and (c) all of our current directors and executive officers as a group.

There were 14,177,220 shares of common stock outstanding as of December 31, 2012. For purposes of the table below, we deem shares of common stock subject to options or warrants that are currently exercisable or exercisable within 60 days of December 31, 2012 to be outstanding and to be beneficially owned by the person holding the options or warrants for the purpose of computing the percentage ownership of that person, but we do not treat them as outstanding for the purpose of computing the percentage ownership of any other person. Except as otherwise noted, the persons or entities in this table have sole voting and investing power with respect to all of the shares of common stock beneficially owned by them, subject to community property laws, where applicable.

Unless otherwise indicated, the address for each of the stockholders in the table below is c/o Biodel Inc., 100 Saw Mill Road, Danbury, Connecticut 06810.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class (%)
5% Stockholders:
Entities affiliated with Baker Bros. Advisors, LLC	1,490,328	(1)	9.9
Entities affiliated with Great Point Partners, LLC	1,400,484	(2)	9.9
OrbiMed Private Investments IV, L.P.	1,395,486	(3)	9.9
Sabby Management, LLC	1,396,453	(4)	9.9
Venrock Healthcare Capital Partners, L.P.	1,408,954	(5)	9.9

Executive Officers and Directors:
Ms. Julia R. Brown	5,729	(6)	*
Dr. Errol De Souza	229,780	(7)	1.6
Dr. Barry Ginsberg	28,167	(8)	*
Dr. Ira W. Lieberman	32,784	(9)	*
Dr. Daniel Lorber	35,274	(10)	*
Dr. Brian J.G. Pereira	31,703	(11)	*
Mr. Davey S. Scoon	5,729	(12)	*
Dr. Alan Krasner	96,028	(13)	*
Mr. Gerard J. Michel	110,671	(14)	*
All current executive officers and directors as a group (11 individuals)	758,666	(15)	5.2

*	Less than one percent.

(1)	Based in part on information provided to us by Baker Bros. Advisors, LLC (“BB Advisors”), which is the investment adviser for the following affiliated entities: Baker Brothers Life Sciences, L.P. (“Life Sciences”) 667, L.P. (“667”) and 14159, L.P. (“14159”) (collectively, the “BB Affiliated Entities”). Consists of an aggregate of 540,000 shares of common stock held by the BB Affiliated Entities and an aggregate of 950,328 shares of common stock that the BB Affiliated Entities have a right to acquire within 60 days of December 31, 2012 pursuant to the exercise of warrants for our common stock or through the conversion of preferred stock into shares of our common stock. Excludes an aggregate of 1,871,172 shares of our common stock the BB Affiliated Entities would otherwise have the right to acquire pursuant to the exercise of warrants for our common stock or through the conversion of preferred stock into shares of our common stock in the absence of an existing requirement in the underlying instruments that prohibit the stockholder from exercising (in the case of warrants) or converting (in the case of preferred stock) the instruments if, as a result of such exercise or conversion, the holder and its affiliates would own more than 9.98% of the total number of shares of our common stock then issued and outstanding. Life Sciences has indicated to us that it is a limited partnership, the sole general partner of which is Baker Brothers Life Sciences Capital, L.P., a limited partnership, the sole general partner of which is Baker Brothers Life Sciences Capital (GP), LLC. 667 has indicated to us that it is a limited partnership, the sole general partner of which is Baker Biotech Capital, L.P., a limited partnership, the sole general partner of which is Baker Biotech Capital (GP), LLC. 14159 has indicated to us that it is a limited partnership, the sole general partner of which is 14159 Capital, L.P., a limited partnership, the sole general partner of which is 14159 Capital (GP), LLC. BB Advisors has complete and unlimited discretion and authority with respect to the BB Affiliated Entities’ investments and voting power over investments. Julian C. Baker and Felix J. Baker are the principals of BB Advisors and each may be deemed to control BB Advisors and to indirectly beneficially own the shares beneficially owned by it. Julian C. Baker and Felix J. Baker disclaim beneficial ownership of these securities, and this disclosure shall not be deemed to be an admission that Julian C. Baker and/or Felix J. Baker are the beneficial owners of such securities for purposes of Section 13(d) of the Exchange Act or any other purpose. The principal business address of BB Advisors is 667 Madison Avenue, 21st floor, New York, NY 10065.

(2)	Based in part on information provided to us by Great Point Partners, LLC (“GPP LLC”), which is the investment manager for the following affiliated entities: Biomedical Value Fund, L.P., Biomedical Offshore Value Fund, L.P., Class D Series of GEF-PS, L.P., Biomedical Institutional Value Fund, L.P., Lyrical Multi-Manager Fund, L.P., Lyrical Multi-Manager Offshore Fund, L.P., and WS Investments, III, LLC (collectively, the “GPP Affiliated Entities”). Consists of an aggregate of 1,350,400 shares of common stock held by the GPP Affiliated Entities and David J. Morrison, an affiliate of GPP LLC, and an aggregate of 50,084 shares of common stock that the GPP Affiliated Entities and David J. Morrison have a right to acquire within 60 days of December 31, 2012 pursuant to the exercise of warrants for our common stock or through the conversion of preferred stock into shares of our common stock. Excludes an aggregate of 1,451,423 shares of our common stock the GPP Affiliated Entities and David J. Morrison would otherwise have the right to acquire pursuant to the exercise of warrants for our common stock or through the conversion of preferred stock into shares of our common stock in the absence of an existing requirement in the underlying instruments that prohibit the stockholder from exercising (in the case of warrants) or converting (in the case of preferred stock) the instruments if, as a result of such exercise or conversion, the holder and its affiliates would own more than 9.98% of the total number of shares of our common stock then issued and outstanding. The GPP Affiliated Entities have indicated to us that Jeffrey R. Jay and David E. Kroin are Managing Directors of GPP LLC, and, accordingly, have voting and investment power over the shares held by the GPP Affiliated Entities. In addition, David J. Morrison has indicated to us that Jeffrey R. Jay and David E. Kroin have voting and investment power over the shares held by him. The principal business address of GPP LLC is 165 Mason Street, 3rd floor, Greenwich, CT 06830.

(3)	Based in part on information provided to us by OrbiMed Private Investments IV, L.P. (“OPI IV”). Consists of 1,395,483 shares of common stock held by OPI IV and three shares of common stock that OPI IV has a right to acquire within 60 days of December 31, 2012 pursuant to the exercise of warrants for our common stock or through the conversion of preferred stock into shares of our common stock. Excludes 2,612,258 shares of our common stock OPI IV would otherwise have the right to acquire pursuant to the exercise of warrants for our common stock or through the conversion of preferred stock into shares of our common stock in the absence of an existing requirement in the underlying instruments that prohibit the stockholder from exercising (in the case of warrants) or converting (in the case of preferred stock) the instruments if, as a result of such exercise or conversion, the holder and its affiliates would own more than 9.98% of the total number of shares of our common stock then issued and outstanding. OrbiMed Capital GP IV LLC is the general partner of OPI IV. OrbiMed Advisors LLC (“Advisors”) is the managing member of OPI IV. Samuel D. Isaly is the managing member and owner of a controlling interest in Advisors and may be deemed to have voting and investment power over the shares held by OPI IV. Mr. Isaly disclaims beneficial ownership of such shares, except to the extent of his pecuniary interest therein, if any. The principal place of business of OPI IV is 601 Lexington Avenue, 54th floor, New York, NY 10022.

(4)	Based in part on information provided to us by Sabby Management LLC (“Sabby Management”), which is the investment manager of the following affiliated Entities: Sabby Healthcare Volatility Master Fund, Ltd. (“Sabby Healthcare Fund”) and Sabby Volatility Warrant Mater Fund, Ltd. (“Sabby Warrant Fund”) (collectively, the “Sabby Affiliated Entities”). Consists of an aggregate of 1,386,764 shares of common stock held by the Sabby Affiliated Entities and an aggregate of 9,689 shares of common stock that the Sabby Affiliated Entities have a right to acquire within 60 days of December 31, 2012 pursuant to the exercise of warrants for our common stock or through the conversion of preferred stock into shares of our common stock. Excludes an aggregate of 703,641 shares of our common stock the Sabby Affiliated Entities would otherwise have the right to acquire pursuant to the exercise of warrants for our common stock or through the conversion of preferred stock into shares of our common stock in the absence of an existing requirement in the underlying instruments that prohibit the stockholder from exercising (in the case of warrants) or converting (in the case of preferred stock) the instruments if, as a result of such exercise or conversion, the holder and its affiliates would own more than 9.98% of the total number of shares of our common stock then issued and outstanding. The Sabby Affiliated Entities have indicated to us that Hal Mintz has voting and investment power of the shares held by them. The Sabby Affiliated Entities have also indicated to us that Hal Mintz is the manager of Sabby Management and that each of Sabby Management and Hal Mintz disclaim beneficial ownership over the shares held by the Sabby Affiliated Entities except to the extent of any pecuniary interest therein. The principal place of business of Sabby Management LLC is 10 Mountainview Road, Suite 205, Upper Saddle River, NJ 07458.

(5)	Based in part on information provided to us by VHCP CP Management, LLC (“VHCPM”), which is the general partner of Venrock Healthcare Capital Partners, L.P. and the manager of VHCP Co-Investment Holdings, LLC (collectively, the “VHCPM Affiliated Entities”). Consists of an aggregate of 1,274,000 shares of common stock held by the VHCPM Affiliated Entities and an aggregate of 134,954 shares of common stock that the VHCPM Affiliated Entities have a right to acquire within 60 days of December 31, 2012 pursuant to the exercise of warrants for our common stock. Excludes an aggregate of 310,946 shares of our common stock the VHCPM Affiliated Entities would otherwise have the right to acquire pursuant to the exercise of warrants for our common stock in the absence of an existing requirement in the underlying instrument that prohibits the stockholder from exercising the instrument if, as a result of such exercise, the holder and its affiliates would own more than 9.98% of the total number of shares of our common stock then issued and outstanding. The VHCPM Affiliated Entities have indicated to us that VHCPM may be deemed to have voting and investment power over the shares held by the VHCPM Affiliated Entities. Anders D. Hove and Bryan E. Roberts are managing members of VHCPM and may be deemed to have voting and investment power over all shares held by the VHCPM Affiliated Entities. The principal place of business of VHCP CP Management, LLC is 530 Fifth Avenue, 22nd floor, New York, NY 10036.

(6)	Consists of options to purchase shares of our common stock that are exercisable within 60 days of December 31, 2012.

(7)	Includes options to purchase 170,104 shares of our common stock and 5,625 shares of our common stock subject to restricted stock units (“RSUs”) that are exercisable or vest within 60 days of December 31, 2012.

(8)	Includes options to purchase 26,250 shares of our common stock that are exercisable within 60 days of December 31, 2012.

(9)	Includes options to purchase 32,292 shares of our common stock that are exercisable within 60 days of December 31, 2012.

(10)	Includes options to purchase 33,985 shares of our common stock that are exercisable within 60 days of December 31, 2012.

(11)	Includes options to purchase 26,969 shares of our common stock that are exercisable within 60 days of December 31, 2012.

(12)	Consists of options to purchase shares of our common stock that are exercisable within 60 days of December 31, 2012.

(13)	Includes options to purchase 62,670 shares of our common stock and 6,024 shares of our common stock subject to RSUs that are exercisable or vest within 60 days of December 31, 2012.

(14)	Includes options to purchase 68,831 shares of our common stock and 5,712 shares of our common stock subject to RSUs that are exercisable or vest within 60 days of December 31, 2012.

(15)	Includes options to purchase 518,196 shares of our common stock and 23,409 shares of our common stock subject to RSUs that are exercisable or vest within 60 days of December 31, 2012.

PROPOSAL NUMBER 1:

ELECTION OF DIRECTORS

Nominees for Election as Directors

Our board of directors is authorized to have, and we currently have, seven members. The board is divided into three classes, with one class being elected each year and members of each class holding office for a three-year term. Our Class I Directors, with a term expiring at our 2014 annual meeting of stockholders, are Dr. Daniel Lorber and Dr. Brian J.G. Pereira. Our Class II Directors, with a term expiring at our 2015 annual meeting of stockholders, are Ms. Julia R. Brown, Dr. Errol B. De Souza and Dr. Barry Ginsberg.

At the Annual Meeting, the Class III Directors will stand for election. Our board of directors has nominated Dr. Ira W. Lieberman and Davey S. Scoon as nominees for election as Class III Directors, each for terms expiring at our 2016 annual meeting of stockholders or until their respective successors are elected and qualified. Each of the nominees is currently serving as a director.

The nominees have indicated that they are willing and able to serve as directors if elected. If any of such nominees should become unable or unwilling to serve, the proxies intend to vote for the replacement or replacements selected by the nominating and governance committee of our board of directors. None of our directors are related to any other director or to any of our executive officers, other than as noted below.

Information About the Directors

The following table sets forth our directors and their respective ages and positions as of December 31, 2012:

Name	Age	Position
Ms. Julia R. Brown(1)(2)	66	Director
Dr. Errol B. De Souza	59	President and Chief Executive Officer
Dr. Barry Ginsberg(2)(4)	67	Director
Dr. Ira W. Lieberman(2)(3)	70	Chairman
Dr. Daniel Lorber(2)(4)	65	Director
Dr. Brian J.G. Pereira(1)(3)(4)	54	Director
Mr. Davey S. Scoon(1)(3)	66	Director

(1)	Member of the compensation committee.

(2)	Member of the nominating and governance committee.

(3)	Member of the audit committee.

(4)	Member of the science and technology committee.

Ms. Julia R. Brown has been a member of our board of directors since April 2012. Ms. Brown has held a variety of executive positions over her 40 year career in the pharmaceutical industry. From January 2000 to July 2003, Ms. Brown was Executive Vice President of Amylin Pharmaceuticals, Inc., responsible for commercial operations. She served as Advisor to the CEO until 2008. Prior to joining Amylin, Ms. Brown was Executive Vice President of Dura Pharmaceuticals, Inc. Ms. Brown spent over 25 years with Eli Lilly and Company in progressively more senior roles including Vice President of IVAC Corporation and General Manager of its Vital Signs Division and Vice President of Worldwide Marketing for Hybritech. Ms. Brown is currently a member of the board of directors of Targacept, Inc. and serves as chair of its compensation committee. Previously, she served on the board of directors of Labopharm, Inc. (acquired by Paladin Labs Inc.) and Tanox, Inc. (acquired by Genentech, Inc.). She is a member of the National Association of Corporate Directors and Women Corporate Directors. Ms. Brown is Vice Chair of Corporate Directors Forum. Ms. Brown is Chair Emerita of the board of trustees of the UC San Diego Foundation and is currently a member of the board of CONNECT, an organization that fosters innovation, entrepreneurship and the formation of new companies in southern California. Ms. Brown is a graduate of Louisiana Tech University where she studied microbiology and biochemistry. We believe Ms. Brown’s qualifications to serve on our board of directors include her extensive experience in the pharmaceutical/biopharmaceutical industry —particularly development stage companies — and her extensive involvement in organizations that are dedicated to fostering high standards of professionalism in corporate governance.

Dr. Errol B. De Souza joined our management and board of directors in March 2010. Dr. De Souza has nearly two decades of experience in the biopharmaceutical industry. From March 2009 until March 2010, Dr. De Souza was a pharmaceutical and biotechnology consultant. From April 2003 to January 2009, Dr. De Souza was president and chief executive officer of Archemix Corporation, a privately-held biopharmaceutical company focused on aptamer therapeutics. From September 2002 to March 2003, he was president, chief executive officer and a director of Synaptic Pharmaceuticals Corporation, a publicly traded biopharmaceutical company that was acquired by H. Lundbeck A/S in March 2003. Dr. De Souza is a member of the board of directors of Bionomics Ltd. and Targacept, Inc., both publicly traded companies. He has previously served on the board of directors of IDEXX Laboratories and Palatin Technologies, Inc., two publicly traded companies. Dr. De Souza received his B.A. (Honors) in physiology and his Ph.D. in neuroendocrinology from the University of Toronto and he received his postdoctoral fellowship in neuroscience from The Johns Hopkins University School of Medicine. We believe Dr. De Souza’s qualifications to serve on our board of directors include his extensive experience with pharmaceutical companies, and his years of experience providing services to pharmaceutical and biotechnology organizations, including evaluating business plans involving clinical trials.

Dr. Barry Ginsberg has been a member of our board of directors since June 2008. Dr. Ginsberg currently serves as Chief Executive Officer of Diabetes Technology Consultants and has over 35 years of experience in diabetes. Prior to Diabetes Technology Consultants, Dr. Ginsberg served as Vice President of Worldwide Medical Affairs in the Diabetes HealthCare Division at Becton Dickinson during his 17 year tenure. Dr. Ginsberg currently serves as Chairman of the Scientific Advisory Boards at AgaMatrix, Inc. and C-8 MediSensors, Inc. Dr. Ginsberg received both an M.D. and Ph.D. in Molecular Biology from Albert Einstein College of Medicine, was a Professor of Medicine and Biochemistry at the University of Iowa and Principal Investigator of the Diabetes Control and Complications Trial. We believe Dr. Ginsberg’s extensive experience in the pharmaceutical, biotechnology and healthcare industries provides valuable background and insight to our board of directors.

Dr. Ira W. Lieberman has been a member of our board of directors since December 2004 and has been our board chairman since January 2013. Since October 2004, Dr. Lieberman has served as President and Chief Executive Officer of LIPAM International, Inc., an advisory and investment firm, which performs advisory and consulting work for the World Bank, client governments, and private sector clients. From July 2003 to October 2004, Dr. Lieberman served as a Senior Economic Advisor to George Soros for the Open Society Institute, a grant making foundation. From February 1993 to July 2004, Dr. Lieberman served in several positions for the World Bank. Dr. Lieberman received an MBA from Columbia University and a Ph.D. from Oxford University. We believe Dr. Lieberman’s qualifications to serve on our board of directors include his many years of providing economic and financial advisory services and the breadth of his business experience with private companies across numerous industries.

Dr. Daniel Lorber has been a member of our board of directors since December 2004 and since October 2004, a member of our scientific advisory board. Since 1981, Dr. Lorber has served as the medical director of the Diabetes Control Foundation, Diabetes Care and Information Center in Flushing, New York and since 1991, as the director of endocrinology at The New York Hospital Medical Center of Queens. Dr. Lorber is also an attending physician in endocrinology and general internal medicine and Associate Director of the Lang Center for Research and Education at the New York Hospital Medical Center of Queens. Since 1994, Dr. Lorber has served as a clinical associate professor of medicine at Weill Medical College of Cornell University. Dr. Lorber also serves as a consultant in medical, dental and podiatric liability litigation and to the insurance industry on care standards for diabetes mellitus. Dr. Lorber is a past member of the board of directors of the American Diabetes Association and President of the ADA Long Island leadership council. Dr. Lorber received an M.D. from the Albert Einstein College of Medicine and completed a fellowship in endocrinology at the Vanderbilt University Medical Center. We believe Dr. Lorber’s extensive experience as a physician treating diabetes provides valuable background and insight to our board of directors.

Dr. Brian J.G. Pereira has been a member of our board of directors since November 2007. Dr. Pereira joined AMAG Pharmaceuticals, Inc., a biopharmaceutical company, as President in November 2005, and he was appointed Chief Executive Officer in November 2006, serving in that capacity until November 2011. Prior to joining AMAG Pharmaceuticals, Dr. Pereira was President and Chief Executive Officer of the New England Health Care Foundation, a physician’s group at Tufts-New England Medical Center from October 2001 to November 2005, and he held various other positions at Tufts-New England Medical Center from 1993 to 2001. From 2002 to 2004, Dr. Pereira served as President of the National Kidney Foundation, and he has served on the editorial board of twelve scientific journals. Dr. Pereira is a nationally recognized expert on kidney disease and nephrology, is the Editor of the widely read textbook “Chronic Kidney Disease, Dialysis and Transplantation”, and has over 200 scientific papers to his credit. He is Adjunct Professor of Medicine at Tufts University School of Medicine and at the Sackler School of Biomedical Sciences of Tufts University. He currently serves on the Board of Directors of the American India Foundation. Dr. Pereira is a graduate of St. John’s Medical College, Bangalore, India and has an MBA from the Kellogg Business School, Northwestern University. We believe Dr. Pereira’s qualifications to serve on our board of directors include his extensive experience with pharmaceutical companies, and his years of experience providing services to pharmaceutical and biotechnology organizations, including evaluating business plans involving clinical trials.

Mr. Davey S. Scoon has been a member of our board of director since April 2012. Mr. Scoon’s business career has included senior executive positions in Finance and Administration across a range of industries including asset management, insurance, retailing and consumer products. His board leadership positions include board chair and audit chair positions in industries including mutual funds, health insurance and life sciences. Mr. Scoon is currently the non-executive Chairman of Tufts Health Plan, Chair of the board of trustees for Allianz Global Investors and a board member and Audit Chair of AMAG Pharmaceuticals, Inc. and Orthofix International N.V. Previously he served as the Chairman of the audit committees of NitroMed, Inc. and CardioKine, Inc. In addition to his board work, Mr. Scoon is an adjunct professor teaching accounting at the University of Wisconsin-Madison. Mr. Scoon is an audit committee financial expert having been a Chief Financial Officer in the manufacturing, financial services and retailing industries. He has an extensive background in risk management, has operated successfully in strictly regulated industries, has been involved in M&A activities throughout his career and has a thorough working knowledge of Sarbanes Oxley. Mr. Scoon’s previous corporate experience includes Chief Administrative and Financial Officer of Tom’s of Maine, Inc., Chief Administrative and Financial Officer of Sunlife Financial U.S., Executive Vice President and Chief Operating Officer of Liberty Funds Group of Boston (formerly Colonial Management) and Certified Public Accountant with Price Waterhouse & Company. Mr. Scoon earned an MBA from Harvard Business School and a BBA in Business Administration from the University of Wisconsin. We believe Mr. Scoon’s qualifications to serve on our board of directors include his many years serving as a senior executive with public companies, his expertise with finance and administration, and his extensive experience serving on boards of directors.

Our board of directors unanimously recommends that you vote FOR the election of each of the nominees to serve as directors.

Information About our Executive Officers

The following table sets forth our executive officers, their respective ages and positions as of December 31, 2012:

Name	Age	Position
Dr. Errol B. De Souza	59	President and Chief Executive Officer
Mr. Gerard Michel	49	Chief Financial Officer
Dr. Alan Krasner	49	Chief Medical Officer
Mr. Paul S. Bavier	40	General Counsel and Secretary
Mr. Erik Steiner	47	Vice President, Operations

For information regarding Dr. De Souza, see “Information About the Directors” above.

Mr. Gerard Michel, our Chief Financial Officer, joined our company in November 2007 as Chief Financial Officer, Vice President of Corporate Development and Treasurer. From October 2003 to November 2007, Mr. Michel served as Chief Financial Officer and from August 2002 to November 2007, Vice President, Corporate Development of NPS Pharmaceuticals, a biopharmaceutical company. From June 1995 to July 2002, Mr. Michel served as a Principal of the consulting firm Booz-Allen & Hamilton. From 1988 to 1995, Mr. Michel held various licensing, sales and product management roles at Lederele Labs and Wyeth. Mr. Michel received an MBA and B.S. from University of Rochester, and an M.S., in Microbiology from The University of Rochester School of Medicine and Dentistry.

Dr. Alan Krasner, our Chief Medical Officer, joined our company in May 2008 as Chief Medical Officer. From 2002 to 2008, Dr. Krasner served as Director in the Department of Clinical Research Metabolic Diseases at Pfizer Global Research and Development where he was responsible for the design, execution, clinical analysis, and reporting of multiple, global clinical trials supporting registration of late stage drug candidates. Dr. Krasner currently serves as a consulting physician at the Joslin Diabetes and Endocrinology Center of the Lawrence and Memorial Hospital in New London, Connecticut. Dr. Krasner holds a B.S. from the Medical Education Honors Program at Northwestern University and a M.D. from Northwestern University Medical School. He completed his residency at Johns Hopkins Hospital in internal medicine and subsequently completed his fellowship at Johns Hopkins Hospital in endocrinology and metabolism.

Mr. Paul S. Bavier, our General Counsel and Secretary, has served as our general counsel and secretary since December 2008. From October 2007 to December 2008, Mr. Bavier served as our deputy general counsel. From November 2004 to October 2007, Mr. Bavier served as assistant general counsel at Gerber Scientific, Inc. Mr. Bavier began his legal career as an associate in the corporate law department of Ropes & Gray in Boston. He holds a B.A. from Middlebury College and a J. D. from the University of Michigan Law School.

Mr. Erik Steiner, our Vice President, Operations, co-founded our company and has served as our Vice President, Operations since our inception in December 2003. From February 2003 to December 2003, Mr. Steiner co-founded and served as the Vice President, Operations of Steiner Ventures. From May 1999 to February 2003, Mr. Steiner served as Head of Operations of Cabot McMullen Inc., a film and television production company. Prior thereto, Mr. Steiner served as Administrative Director and Fiscal Administrator of the New Jersey Public Interest Research Group.

CORPORATE GOVERNANCE

Our board of directors believes that good corporate governance is important to ensure that we are managed for the long-term benefit of our stockholders. This section describes the key corporate governance guidelines and practices that we have adopted. The current charters governing the audit committee, the compensation committee, the nominating and governance committee, the code of business conduct and ethics, as well as our corporate governance guidelines, are posted on the corporate governance page of our website at www.biodel.com. You may also obtain a copy of any of these documents without charge by writing to Biodel Inc., 100 Saw Mill Road, Danbury, Connecticut 06810, attention: corporate secretary.

Corporate Governance Guidelines

Our board of directors has adopted corporate governance guidelines to assist in the exercise of its duties and responsibilities and to serve our best interests and those of our stockholders. These guidelines, which provide a framework for the conduct of our board of directors’ business, provide that:

•	our board of directors’ principal responsibility is to oversee our management;

•	a majority of the members of our board of directors shall be independent directors as defined by NASDAQ listing standards and applicable SEC rules;

•	the independent members of our board of directors regularly meet in executive session; and

•	we adopt written corporate governance guidelines and a written code of business conduct and ethics for all of our officers, employees and directors.

Board Meetings and Attendance

Our board of directors held nine meetings during the fiscal year ended September 30, 2012. During our 2012 fiscal year, each director attended at least 75% of the aggregate of the total number of meetings of our board of directors and the total number of meetings held by each committee of our board of directors on which such director served during the period for which such director served.

Director Attendance at Annual Meeting of Stockholders

Resolutions adopted by our board of directors provide that directors are expected to attend the Annual Meeting. All but one of the members of our board of directors attended our 2012 annual meeting of stockholders.

Board Leadership Structure and Board’s Role in Risk Oversight

The positions of our chairman of the board and chief executive officer were separated beginning in March 2010. Separating these positions allows our chief executive officer to focus on our day-to-day business, while allowing the chairman of the board to lead the board of directors in its fundamental role of providing advice to and independent oversight of management. Our board of directors recognizes the time, effort and energy that the chief executive officer must devote to his position in the current business environment, as well as the commitment required to serve as our chairman, particularly as the board of directors’ oversight responsibilities continue to grow. Our board of directors also believes that this structure ensures a greater role for the independent directors in the oversight of our company and active participation of the independent directors in setting agendas and establishing priorities and procedures for the work of our board of directors. Our board of directors believes its administration of its risk oversight function has not affected its leadership structure.

Although our bylaws do not require our chairman and chief executive officer positions to be separate, our board of directors believes that having separate positions is the appropriate leadership structure for us at this time and demonstrates our commitment to good corporate governance.

Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. Our board of directors is actively involved in oversight of risks that could affect us. This oversight is conducted primarily by our full board of directors, which has responsibility for general oversight of risks.

Our board of directors satisfies this responsibility through full reports by each committee chair regarding the committee’s considerations and actions, as well as through regular reports directly from officers responsible for oversight of particular risks within our company. Our board of directors believes that full and open communication between management and the board of directors is essential for effective risk management and oversight.

Board Determination of Independence

Under applicable NASDAQ rules, a director will only qualify as an “independent director” if, in the opinion of our board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Our board of directors has determined that none of Ms. Brown, Dr. Ginsberg, Dr. Lieberman, Dr. Lorber, Dr. Pereira or Mr. Scoon has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under Rule 5605(a)(2) of the NASDAQ Marketplace Rules.

Board Committees

Our board of directors has established four standing committees — audit, compensation, nominating and governance and science and technology. Our audit, compensation, nominating and governance committees operate under charters that have been approved by our board of directors. Our science and technology committee was established by a resolution of our board of directors. Our board of directors has determined that all of the members of each of the four standing committees are independent as defined under the rules of the NASDAQ Stock Market, including, in the case of all members of the audit committee, the independence requirements contemplated by Rule 10A-3 under the Securities Exchange Act of 1934, as amended, or the Exchange Act.

Audit Committee

Our audit committee consists of Mr. Scoon, the chair of the committee, Dr. Lieberman and Dr. Pereira. Generally speaking, the committee’s responsibilities are to:

•	oversee the accounting and financial reporting processes of the company and audits of the financial statements of the company;

•	assist our board of directors in oversight and monitoring of the company’s financial statements, compliance with legal and regulatory requirements, independent auditors and internal accounting and financial controls;

•	provide to the board of directors such additional information and materials as it may deem necessary to make the board of directors aware of significant financial matters that require the attention of the board of directors;

•	provide an avenue of communication among the independent auditors, management and the board of directors;

•	appoint, evaluate, retain and terminate, when necessary, the company’s independent auditor;

•	set the compensation of the company’s independent auditor and pre-approve all audit services to be provided to the company;

•	review and discuss with the company’s management and independent auditor the company’s audited financial statements;

•	recommend to the board of directors that the company’s audited financial statements be included in the company’s Annual Report on Form 10-K;

•	prepare an annual committee report for inclusion where necessary in the proxy statement of the company relating to its annual meeting of stockholders;

•	coordinate the board of directors’ oversight of the company’s internal control over financial reporting, disclosure controls and procedures and code of conduct;

•	establish procedures for treatment of complaints received by the company regarding accounting, internal accounting controls or auditing matters;

•	review the company’s policies and procedures for reviewing and approving or ratifying “related person transactions” (defined as transactions required to be disclosed pursuant to Item 404 of Regulation S-K), including the company’s Related Person Transaction Policy, and recommend any changes to the board of directors; and

•	discuss the company’s policies, practices, procedures and controls related to the management of its surplus funds.

Our board of directors has determined that each of Mr. Scoon and Dr. Lieberman is an “audit committee financial expert” as defined by applicable SEC rules. Our audit committee met six times in our 2012 fiscal year.

Compensation Committee

Our compensation committee consists of Ms. Brown, chair of the committee, and Dr. Pereira and Mr. Scoon. The compensation committee charter provides that the compensation committee may form and delegate authority to subcommittees, when appropriate. Generally speaking, the committee’s responsibilities are to:

•	oversee the discharge of the responsibilities of the board of directors relating to the compensation of the company’s executive officers, including the establishment of goals against which the performance of our executive officers is measured;

•	administer the company’s equity-based plans;

•	review and approve, or, in the case of the company’s chief executive officer, recommend for approval by the board of directors, the compensation of the company’s executive officers;

•	review and make recommendations to the board of directors with respect to director compensation;

•	review and make recommendations to the board of directors with respect to incentive-compensation and equity-based plans that are subject to approval by the board of directors;

•	exercise all rights, authority and functions of the board of directors under all of the company’s stock option, stock incentive, employee stock purchase and other equity-based plans; and

•	prepare reports on executive compensation, including without limitation, a Compensation Discussion and Analysis, for inclusion in the company’s Annual Report on Form 10-K and proxy statement, as necessary.

Our compensation committee met four times in our 2012 fiscal year. The processes and procedures followed by our compensation committee in considering and determining executive and director compensation are described below under the headings “— Executive and Director Compensation Processes”.

Nominating and Governance Committee

Our nominating and governance committee consists of Dr. Lieberman, the chair of the committee, Ms. Brown and Drs. Ginsberg and Lorber. Generally speaking, the committee’s responsibilities are to:

•	recommend to the board of directors the persons to be nominated for election as directors at any meeting of stockholders and the persons (if any) to be elected by the board of directors to fill any vacancies of the board of directors;

•	develop and recommend to the board of directors a set of corporate governance guidelines applicable to the company;

•	oversee the evaluation of the board of directors and its committees;

•	recommend to the board of directors the nominees for election as directors at any meeting of stockholders and the persons to be elected by the board of directors to fill any vacancies on the board of directors;

•	establish criteria for the selection of new directors to serve on the board of directors, taking into account at a minimum all applicable laws, rules, regulations and listing standards, a potential candidate’s experience, areas of expertise and other factors relative to the overall composition of the board of directors;

•	develop and recommend to the board of directors a set of Corporate Governance Guidelines applicable to the company;

•	review the board of directors’ leadership structure to assess whether it is appropriate given the specific characteristics or circumstances of the company; and

•	oversee a review by the board of directors on succession planning for senior executives, which shall include transitional leadership in the event of an unplanned vacancy.

Our nominating and governance committee met three times in our 2012 fiscal year. The processes and procedures followed by our nominating and governance committee in identifying and evaluating director candidates are described below under the heading “— Director Nomination Process”.

Science and Technology Committee

Our board of directors established the science and technology committee in December 2012. The committee consists of Dr. Ginsberg, the chair of the committee, and Drs. Lorber and Pereira. The committee’s purpose is to assist our board of directors in the oversight of, and to make recommendations with respect to, matters involving our science and technology programs, including major internal projects, interactions with academic and independent research organizations and the potential acquisition of technologies.

Executive and Director Compensation Processes

The compensation committee has implemented an annual performance review for our executive officers under which annual performance for each executive is measured at the end of each calendar year. Individual goals focus on contributions that facilitate the achievement of corporate goals, such as the achievement of specific research, clinical, regulatory, and operational milestones. During the fourth calendar quarter of each year, we evaluate individual and corporate performance against the goals for the most recently completed fiscal year. Our chief executive officer meets with the compensation committee and makes initial compensation recommendations with respect to the executives who report to him. These recommendations contemplate each executive officer’s job performance, strengths and weaknesses, and advancement potential. Based on this input, the compensation committee makes its own assessment and recommends to our board of directors for approval the annual salary increases, stock option and restricted stock unit awards and bonuses, if any, for such executive officers. With respect to our chief executive officer’s compensation, the compensation committee makes a recommendation to our board of directors based on the same factors used to evaluate other executive officers.

Our compensation committee also reviews and recommends for approval by our board of directors the compensation that is paid to our directors.

The compensation committee has the authority to retain compensation consultants and other outside advisors to assist in the evaluation of executive officer compensation. In previous years, our compensation committee has engaged an independent consulting firm, Frederic W. Cook & Company, Inc., to inform the committee’s assessment of our compensation practices. In the fourth quarter of our fiscal year ended September 30, 2007, Frederic W. Cook surveyed compensation data for a peer group of development stage, publicly traded, biotechnology companies of similar size and market value to us, and recommended appropriate cash compensation, long-term incentives and total compensation for our senior executives and our board of directors. The data included publicly available proxy data as well as data from the Radford Biotechnology Survey. Based on this review, the following fourteen companies were included in the peer group: Alexza Pharmaceuticals, Inc., Allos Therapeutics, Inc., Anesiva, Inc., Discovery Laboratories, Inc.,

GTx, Inc., Halozyme Therapeutics, Inc., Keryx Biopharmaceuticals, Inc., La Jolla Pharmaceutical Company, MannKind Corporation, Poniard Pharmaceuticals, Inc., Repros Therapeutics Inc., Savient Pharmaceuticals, Inc., Somaxon Pharmaceuticals, Inc. and Vanda Pharmaceuticals Inc. In the second quarter of our fiscal year ending September 30, 2013, our compensation committee engaged Frederic W. Cook to conduct a new peer group analysis with respect to our compensation levels and practices for our executive officers and directors. The compensation committee expects this analysis will be completed prior to the committee’s annual performance review of our executive officers for our 2013 fiscal year.

Director Nomination Process

The process followed by the nominating and governance committee to identify and evaluate director candidates includes requests to the members of our board of directors and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the nominating and governance committee and our board of directors.

While we do not have a formal diversity policy for board membership, we look for potential candidates that help ensure that the board of directors has the benefit of a wide range of attributes, including cultural, gender, ethnic and age diversity and experience in industries beyond healthcare. We also look for financial oversight experience, financial community experience and a good reputation within the financial community; business management experience and the potential to succeed top management in the event board intervention is necessary on an unexpected basis; business contacts, business knowledge and influence that may be useful to our businesses; and knowledge about our industry and technologies.

Our board of directors does not currently prescribe any minimum qualifications for director candidates; however, the nominating and governance committee will take into account a potential candidate’s experience, areas of expertise and other factors relevant to the overall composition of our board of directors.

Stockholders may recommend individuals to the nominating and governance committee for consideration as potential director candidates by submitting the names of the candidate(s), together with appropriate biographical information and background materials and a statement as to whether the stockholder or group of stockholders making the recommendation has beneficially owned more than 5% of our common stock for at least a year as of the date such recommendation is made, to nominating and governance committee, attn: corporate secretary, Biodel Inc., 100 Saw Mill Road, Danbury, Connecticut 06810. Assuming that appropriate biographical and background material has been provided on a timely basis, the nominating and governance committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.

Communications with the Independent Directors

Our board of directors will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. Our corporate secretary is primarily responsible for monitoring and responding to communications from stockholders and for providing copies to our chairman or board of directors or to the individual director so designated on a periodic basis, as he considers appropriate.

Unless any communication is marked confidential and is addressed to a particular board member, our corporate secretary, prior to forwarding any correspondence, will review such correspondence and, in his discretion, will not forward items if they are deemed to be of a commercial, irrelevant or frivolous nature or otherwise inappropriate for consideration by our board of directors.

Interested parties may send written communications to the attention of our corporate secretary at the following address: Biodel Inc., 100 Saw Mill Road, Danbury, Connecticut 06810.

Code of Business Conduct and Ethics

We have adopted a code of business conduct and ethics that applies to our officers, directors and employees. Our code of business conduct and ethics is available on our website at http://www.biodel.com. We intend to disclose any amendments to the code, or waivers to its requirements, on our website.

DIRECTOR COMPENSATION

We pay each of our non-employee directors $30,000 annually, or $60,000 annually in the case of our chairman. In addition, non-employee directors receive the following committee-related fees annually: (1) $7,500 for participating on the audit committee or $15,000 for chairing the committee; (2) $5,000 for participating on the compensation committee or $15,000 for chairing the committee; (3) $2,500 for participating on the nominating and governance committee or $5,000 for chairing the committee; and (4) $2,500 for participating on the science and technology committee or $5,000 for chairing the committee.

Upon appointment, non-employee directors receive a one-time grant of an option to purchase 6,250 shares of common stock. These options vest pro rata over one year. Annually, non-employee directors receive an option to purchase 5,000 shares of common stock, which also vest pro rata over one year. The exercise price of these options is the fair market value on the date of grant. Each such option expires seven years after the date of grant under our 2010 Stock Incentive Plan and, if vested (and not otherwise expired), may be exercised for a period of thirty-six (36) months following a director’s departure from our board.

We reimburse our non-employee directors for reasonable expenses incurred in connection with attending board and committee meetings.

The following table sets forth information for the fiscal year ended September 30, 2012 with respect to the compensation of our directors.

Fiscal Year 2012 Director Compensation Table

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	Total ($)
Ms. Julia R. Brown	16,229	9,500	25,729
Mr. Donald M. Casey(2)	23,585	6,200	29,785
Dr. Barry Ginsberg	35,000	6,200	41,200
Dr. Ira W. Lieberman	45,618	6,200	51,818
Dr. Daniel Lorber	37,133	6,200	43,333
Dr. Brian J.G. Pereira	81,950	6,200	88,150
Dr. Charles A. Sanders (3)	16,896	6,200	23,096
Mr. Davey S. Scoon	19,203	9,500	28,703
Dr. Solomon S. Steiner(4)	45,000	6,800	51,800
Mr. J. Arthur Urciuoli (5)	2,192	—	2,192

(1)	The amounts in the “Option Awards” column represent the grant date fair value of option awards granted in our 2012 fiscal year, in accordance with ASC Topic 718, or ASC 718. For the assumptions relating to these valuations, see Note 2 to our 2012 audited financial statements, which are included in the annual report that accompanies this Proxy Statement. The following table shows the aggregate number of stock options held by each of our non-employee directors as of September 30, 2012.

Name	Aggregate Number of Shares Subject to Stock Options
Ms. Julia R. Brown	6,250
Dr. Barry Ginsberg	26,250
Dr. Ira W. Lieberman	36,720
Dr. Daniel Lorber	39,299
Dr. Brian J.G. Pereira	26,969
Mr. Davey S. Scoon	6,250

(2)	Effective April 20, 2012, Mr. Casey resigned as a director of the company.

(3)	From November 21, 2010 through June 30, 2011, Dr. Sanders’ compensation for his service on our board of directors was suspended pending his return to active status from a medical leave of absence. Effective April 23, 2012, Dr. Sanders resigned as a director of the company.

(4)	Effective October 8, 2011, Dr. Steiner resigned as a director of the company. Upon his resignation, Dr. Steiner received (i) a single lump sum payment of $45,000, and (ii) an immediately vested and exercisable option to purchase 5,000 shares of the company’s common stock at an exercise price of $2.72 per share under the company’s 2010 Stock Incentive Plan, in each case as an approximation of the compensation he would have received had Dr. Steiner remained a member of our board of directors for the remainder of his term.

(5)	Effective October 19, 2011, Mr. Urciuoli resigned as a director of the company.

EXECUTIVE COMPENSATION

Summary Compensation

The following table contains, for the fiscal years presented, information about the compensation of each of our chief executive officer and our two other most highly compensated executive officers for our fiscal year ended September 30, 2012. We refer to these executive officers in this Proxy Statement as our named executive officers.

Summary Compensation Table

Name and Principal Position	Fiscal Year	Salary (1) ($)		Bonus (2) ($)	Stock Awards (3) ($)	Option Awards (4) ($)	All Other Compensation ($)		Total ($)
Errol B. De Souza	2012	463,500		150,638	—	43,400	37,744	(6)	695,282
President and Chief Executive	2011	450,000	(5)	168,750	146,700	160,200	15,422		941,072
Officer

Gerard J. Michel	2012	326,000		72,500	—	20,150	11,911	(7)	430,561
Chief Financial Officer, Vice	2011	317,067		86,892	73,350	80,100	9,451		566,860
President of Corporate
Development and Treasurer

Alan Krasner	2012	321,000		75,750	—	20,150	6,227	(8)	423,127
Chief Medical Officer	2011	311,953		81,888	73,350	80,100	7,599		554,890

(1)	The amounts in the “Salary” column reflect the base salary earned and recorded during the applicable fiscal year.

(2)	The amounts in the “Bonus” column reflect the actual dollar amounts awarded to each named executive officer as annual discretionary cash bonuses. We paid the bonuses for the fiscal year ended September 30, 2012 in cash in December 2012. We paid the bonuses for the fiscal year ended September 30, 2011 in the form of restricted stock units, or RSUs, issued in place of the cash amounts. These bonus RSUs were granted on March 29, 2012 and were settled on September 30, 2012. As adjusted to reflect the one-for-four reverse stock split that we effected in June 2012, Dr. De Souza received 56,250 bonus RSUs; Mr. Michel received 28,964 bonus RSUs and Dr. Krasner received 27,296 bonus RSUs.

(3)	The amounts in the “Stock Awards” column represent the grant date fair value of RSUs (other than the bonus RSUs described in Note 2 above) granted in the fiscal year ended September 30, 2011. Grant date fair value is calculated in accordance with ASC 718. For the assumptions relating to valuations of equity awards, see Note 2 to our 2012 audited financial statements, which are included in the annual report that accompanies this Proxy Statement.

(4)	The amounts in the “Option Awards” column represent the grant date fair value of option awards granted in the applicable fiscal years. Grant date fair value is calculated in accordance with ASC 718. For the assumptions relating to valuations of equity awards, see Note 2 to our 2012 audited financial statements, which are included in the annual report that accompanies this Proxy Statement.

(5)	Dr. De Souza’s base salary excludes a one-time, $50,000, reduction for the 2011 fiscal year through deferral into a number of RSUs determined by dividing $50,000 by $20.32, or the fair market value of our common stock on October 1, 2010. These RSUs vested in equal installments on each of December 31, 2010, March 31, 2011, June 30, 2011 and September 30, 2011.

(6)	Reflects reimbursement of commuting and temporary living expenses in the amount of $17,244 and payment for accrued but unused vacation time in the amount of $20,500.

(7)	Reflects payment for accrued but unused vacation time.

(8)	Reflects reimbursement of commuting and temporary living expenses.

Base Salaries

Our compensation committee and board of directors review base salaries at least annually. The compensation committee may recommend adjustments to base salaries from time to time to realign them with market levels after taking into account individual responsibilities, performance and experience. We use base salary to recognize the experience, skills, knowledge and responsibilities required of all our employees, including our named executive officers. The annual base salaries of our named executive officers for our 2012 fiscal year are reflected in the summary compensation table above. The following table sets forth the annual base salaries of our named executive officers for our 2013 fiscal year.

Name	Salary
Dr. Errol De Souza	$477,405
Gerard J. Michel	$335,000
Dr. Alan Krasner	$331,000

Discretionary Annual Cash Bonuses

During the early part of each fiscal year, our compensation committee reviews and approves company performance goals against which the performance of our chief executive officer and our other named executive officers will be evaluated at the end of the fiscal year. The evaluation of our chief executive officer’s performance is based entirely on our corporate performance goals. For our other named executive officers, the target bonus is 35% of the individual’s base salary, with the corporate and individual performance goals accounting for 70% and 30%, respectively, of the named executive officers’ performance assessment for the year. In December 2012, on the recommendation of the compensation committee our board of directors established our overall achievement level be at 65% of our corporate performance goals for the 2012 fiscal year.

Other Compensation

In fiscal years 2011 and 2012, we reimbursed Dr. De Souza for $15,422 and $17,244, respectively, of his documented commuting expenses, including payments for temporary living quarters closer to our facilities. Our board of directors has determined that we will continue to reimburse Dr. De Souza for up to $10,000 of these expenses in fiscal year 2013.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information regarding outstanding equity awards held as of September 30, 2012 by our named executive officers.

Outstanding Equity Awards at Fiscal Year-End 2012

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have not Vested (#)		Market Value of Shares or Units of Stock that Have not Vested ($)
Errol B. De Souza	105,729	69,271	(1)	16.56	3/31/2017
	22,500	22,500	(2)	6.52	12/13/2017
		35,000	(3)	2.60	11/22/2018
	—	—		—	—	11,250	(6)	$33,413

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have not Vested (#)		Market Value of Shares or Units of Stock that Have not Vested ($)
Gerard J. Michel	31,250	—		67.12	11/20/2015
	7,500	2,500	(4)	9.16	12/12/2016
	4,429	4,430	(5)	14.84	12/14/2017
	11,250	11,250	(2)	6.52	12/13/2017
	—	16,250	(3)	2.60	11/22/2018
	—	—		—	—	5,800	(7)	$17,226
	—	—		—	—	5,625	(6)	$16,706

Alan Krasner	25,000	—		62.48	5/26/2016
	7,500	2,500	(4)	9.16	12/12/2016
	4,489	4,489	(5)	14.84	12/14/2017
	11,250	11,250	(2)	6.52	12/13/2017
	—	16,250	(3)	2.60	11/22/2018
	—	—		—	—	6,425	(7)	$19,082
	—	—		—	—	5,625	(6)	$16,706

(1)	This option vests over four years with 25% vesting on the first anniversary of the grant date and the remainder in equal monthly installments thereafter. The first annual installment vested on April 1, 2011.

(2)	This option vests over three years: 50% the first year and two equal installments in the remaining two years. The first installment vested on December 14, 2011 and the second installment vested on December 14, 2012, after the completion of our 2012 fiscal year. The final installment will vest on December 14, 2013.

(3)	This option vests in four equal annual installments. The first installment vested on November 23, 2012, after the completion of our 2012 fiscal year. The next three installments will vest on November 23, 2013, 2014 and 2015.

(4)	This option vests in four equal annual installments. The first three installments vested on December 13, 2009, 2010 and 2011. The final installment vested on December 13, 2012, after the completion of our 2012 fiscal year.

(5)	This option vests in four equal annual installments. The first two installments vested on December 15, 2010 and 2011. The third installment vested on December 15, 2012, after the completion of our 2012 fiscal year. The final installment will vest on December 15, 2013.

(6)	Represents shares underlying restricted units that had not vested as of September 30, 2012. Of these RSUs, 50% vested on December 14, 2012, after the completion of our 2012 fiscal year. The remainder will vest on December 14, 2013.

(7)	Represents shares underlying restricted units that had not vested as of September 30, 2012. Of these RSUs, 50% vested on December 15, 2012, after the completion of our 2012 fiscal year. The remainder will vest on December 15, 2013.

Potential Payments Upon Termination and Change of Control

Drs. De Souza and Krasner and Mr. Michel are each entitled to receive termination benefits that are not available to our employees generally. These benefits are provided pursuant to an employment agreement, in the case of Dr. De Souza, and change of control and severance agreements in the cases of Dr. Krasner and Mr. Michel. In addition, our equity plans provide for certain acceleration of unvested equity awards upon our change of control.

Equity Awards

Under our employment agreement with Dr. De Souza, our change of control agreements with Dr. Krasner and Mr. Michel, and our restricted stock unit agreements, all unvested equity awards immediately vest upon the occurrence of a “double trigger” in the event of a change of control. In other words, the change of control does not itself trigger benefits; rather, benefits immediate vesting occurs only if the executive’s employment is terminated during a specified period after the change of control. Under our severance agreements and certain of our stock option agreements with Dr. Krasner and Mr. Michel, all unvested options immediately vest upon termination of employment or a change of control, respectively.

Employment Agreement with Dr. De Souza

Dr. De Souza Employment Agreement

In connection with his appointment, Dr. De Souza signed an employment agreement, dated March 26, 2010 (the “De Souza Employment Agreement”), setting forth the terms of his employment. The De Souza Employment Agreement provides for an initial term of employment for the period from March 29, 2010 to March 28, 2014 and it continues for successive one-year terms unless the agreement is terminated by either party on 120 days prior written notice in accordance with the terms of the agreement. The De Souza Employment Agreement provides for an annual salary of $450,000 and eligibility for a target bonus of 50% of the annual salary, which bonus may be increased in the sole judgment of our compensation committee. In addition, Dr. De Souza was granted options to purchase 175,000 shares of our common stock pursuant to the 2010 Stock Incentive Plan. We agreed to pay Dr. De Souza’s reasonable and documented temporary housing and related expenses of up to $5,000 per month for a period of up to 18 months following the date of the De Souza Employment Agreement.

We may terminate the De Souza Employment Agreement with or without cause. Dr. De Souza will not be entitled to severance benefits if we terminate his employment for cause, as defined in the De Souza Employment Agreement, or if he terminates his employment without good reason. If we terminate Dr. De Souza’s employment without cause, or he terminates his employment with the company for good reason, he is entitled to:

•	two times his then current base salary, plus two times his target annual bonus for the fiscal year in which he is terminated, plus the pro rata amount of his target annual bonus for the fiscal year in which he is terminated to be paid in equal installments over a 24 month period;

•	COBRA benefits until the earlier of the end of the 24th month after the date his employment with us ends or the date his COBRA coverage expires;

•	24 months of acceleration of his outstanding equity compensation awards; and

•	full vesting of his outstanding equity compensation awards, if we terminate his employment without cause, or he terminates his employment with us for good reason within 12 months following a change in control, as defined in the De Souza Employment Agreement.

For the first three years of the De Souza Employment Agreement, if any payments to Dr. De Souza by us would be considered “excess parachute payments” within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended, or the Code, subject to the excise tax imposed by Section 4999 of the Code, he will be paid an amount necessary to place him in the same after-tax position as he would have been in had no excise tax been imposed.

Pursuant to the terms of the De Souza Employment Agreement, if we terminate Dr. De Souza’s employment without cause, or he terminates his employment with us for good reason, he agrees not to compete with us for 24 months following the termination of his employment with us. If we terminate his employment for cause or if he terminates his employment without good reason, he agrees not to compete with us for 12 months.

In order to receive the severance benefits described above, Dr. De Souza must deliver a general release of claims to us.

Change of Control Agreement and Severance Agreement with Dr. Krasner and Mr. Michel

Pursuant to our change of control agreement with Dr. Krasner and Mr. Michel, each executive is entitled to the following upon termination of employment with us occurring within two years of a change of control, unless such termination is by the executive for other than good reason or by us for cause:

•	annual base salary earned through the termination date;

•	in the event the executive satisfied the performance criteria for an annual bonus prior to termination, a portion of the annual bonus based on the number of days worked during the year;

•	if the performance criteria were not fully satisfied, but our board of directors determines that criteria could have been satisfied had the executive remained employed for the full fiscal year, an amount equal to the average bonus paid to the executive over the last three fiscal years, portioned based on the number of days worked during the year, or the average annual bonus;

•	any accrued paid time-off;

•	annual base salary for a period of 18 months following the date of termination;

•	health insurance and, under certain circumstances, life, disability and other insurance benefits for a period of 18 months or until the executive qualifies for similar benefits from another employer;

•	150% of the average annual bonus (paid in addition to the bonus described immediately above);

•	acceleration of all outstanding options; and

•	extension of the exercisability of options.

All severance payments under the change of control agreement shall be made in a lump sum within ten days of the “Date of Termination” as defined in the change of control agreement (subject to any requirements of later payment under tax laws), except that any bonus payments shall be made when the executive’s bonus would have been paid if he were still employed by us, and the continuing payments of such executive’s base salary shall be paid at normal payroll intervals during the 18-month severance period, on the dates and in the amounts such executive would have received if he were still employed by us.

Under the change of control agreement, if we terminate Dr. Krasner or Mr. Michel for cause or if any of the executives terminates his employment with us without good reason, then the executive is not entitled to severance payments or other benefits.

In order to receive the above termination benefits that are not otherwise accrued as of the date of termination, the executive must release us from any and all claims. In addition, the executive must not solicit any of our employees during the period that he receives his annual base salary.

Pursuant to the terms of the change of control agreement, the term “change of control” is generally defined as the following:

(a) the acquisition by any person or group of beneficial ownership of more than 50% of the outstanding shares of our common stock, or, if there are then outstanding any of our other voting securities, such acquisition of more than 50% of the combined voting power of our then outstanding voting securities entitled to vote generally in the election of directors, except for any of the following acquisitions of beneficial ownership of our common stock or our other voting securities: (i) by us or any employee benefit plan (or related trust) sponsored or maintained by us or any entity controlled by us; (ii) by Solomon S. Steiner; or (iii) by any person or entity during the lifetime of Solomon S. Steiner if the shares acquired were beneficially owned by Solomon S. Steiner immediately prior to their acquisition and the acquisition is a transfer to a trust, partnership, corporation or other entity in which Solomon S. Steiner owns a majority of the beneficial interests;

(b) we sell all or substantially all of our assets (or consummate any transaction having a similar effect) or we merge or consolidate with another entity or complete a reorganization unless the holders of our voting securities outstanding immediately prior to the transaction own immediately after the transaction in approximately the same proportions 50% or more of the combined voting power of the voting securities of the entity purchasing the assets or surviving the merger or consolidation or the voting securities of its parent company, or, in the case of a reorganization, 50% or more of the combined voting power of our voting securities; Notwithstanding the foregoing, any purchase or redemption of outstanding shares of our common stock or other voting securities by us resulting in an increase in the percentage of outstanding shares or other voting securities beneficially owned by any person or group shall be deemed to constitute a reorganization; however, no increase in the percentage of outstanding shares or other voting securities beneficially owned by Solomon S. Steiner or any person or entities referred to in (a)(i) or (iii) above resulting from any redemption of shares or other voting securities by us shall result in a change of control;

(c) we are liquidated; or

(d) our board of directors (if we continue to own our business) or the board of directors or comparable governing body of any successor owner of our business (as a result of a transaction which is not itself a change of control) consists of a majority of directors or members who are not incumbent directors.

In addition, the following terms have the following meanings:

•	“cause” is generally defined to mean:

•	the executive’s refusal to carry out any material duties or any directions or instructions of our board of directors or senior management which are reasonably consistent with those duties;

•	failure to perform satisfactorily any duties or any directions or instructions of our board of directors or senior management for ten days following written notice of the same;

•	violation of a local, state or federal law involving the commission of a crime, other than minor traffic violations, or any other criminal act involving moral turpitude;

•	gross negligence, willful misconduct, or the breach by the executive of his duty to us involving self-dealing or personal profit;

•	current abuse by the executive of alcohol or controlled substances; deception, fraud, misrepresentation or dishonesty by the executive; or any incident materially compromising the executive’s reputation or ability to represent us with investors, customers or the public; or

•	any other material violation of any provision of the change of control agreement for ten days following written notice of the same.

•	“good reason” is generally defined to mean:

•	a failure to grant the executive’s salary, bonus, and right to participate in fringe benefit programs that are otherwise afforded under the change of control agreement, other than an isolated and inadvertent failure not taken in bad faith that we remedy promptly upon receiving written notice of the same;

•	a material diminution in the executive’s position, authority, duties or responsibilities;

•	our requiring the executive to be based at any office or location that is more than fifty miles from the location of the executive’s assigned worksite and the executive’s residence immediately prior to the change of control;

•	our failure to require any successor to our business (whether by purchase of assets, merger or consolidation) to assume our obligations under the change of control agreement; or

•	any other material violation of the change of control agreement by us.

Pursuant to our severance agreement with Dr. Krasner and Mr. Michel, each is entitled to the following upon termination of employment with us, unless such termination is by the executive for other than good reason or by us for cause:

•	annual base salary earned through the termination date;

•	in the event the executive satisfied the performance criteria for an annual bonus prior to termination, a portion of the annual bonus based on the number of days worked during the year;

•	if the performance criteria were not fully satisfied, but our board of directors determines that criteria could have been satisfied had the executive remained employed for the full fiscal year, the average annual bonus;

•	any accrued paid time-off;

•	annual base salary for a period of 18 months following the date of termination;

•	health insurance and, under certain circumstances, life, disability and other insurance benefits for a period of 18 months or until the executive qualifies for similar benefits from another employer;

•	150% of the average annual bonus (paid in addition to the bonus described immediately above);

•	acceleration of all outstanding options; and

•	extension of the exercisability of options.

All severance payments under the change of control agreement shall be made in a lump sum within ten days of the “Date of Termination” as defined in the severance agreement, except that any bonus payments shall be made when the executive’s bonus would have been paid if he were still employed by us, and the continuing payments of such executive’s base salary shall be paid at normal payroll intervals during the 18-month severance period, on the dates and in the amounts such executive would have received if he were still employed by us.

The definitions of “good reason” and “cause” are generally the same under the executive’s severance agreement as under his change of control agreement.

Under the agreement, if we terminate the executive for cause or the executive terminates his employment with us without good reason, the executive is entitled to severance payments or other benefits. In the event the severance agreement entitles the executive to identical benefits under his change of control agreements, we will not duplicate coverage and each executive will be only be entitled to such compensation payments and other benefits as available under one of the agreements.

In order to receive the above termination benefits that are not otherwise accrued as of the date of termination, Dr. Krasner and Mr. Michel must release us from any and all claims. In addition, none of the executives may solicit any of our employees during the period that he receiving his annual base salary.

Equity Compensation Plans of the Company

The following table presents certain information about our equity compensation plans as of September 30, 2012:

Plan Category	Number of securities to be issued upon the exercise of outstanding options, warrants and rights	Weighted- average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	1,614,607 (1)	$27.07	409,393 (2)
Equity compensation plans not approved by security holders	—	—	—
Total	1,614,607	$27.07	409,393

(1)	Represents shares of common stock underlying outstanding stock options and RSUs granted under our 2004 Stock Incentive Plan, 2005 Non-Employee Directors’ Stock Option Plan and 2010 Stock Incentive Plan.

(2)	Represents 409,393 shares of common stock remaining available for issuance pursuant to awards under the 2010 Stock Incentive Plan, without giving effect to the proposed amendment and restatement of the plan discussed elsewhere in this Proxy Statement.

Compensation Committee Interlocks and Insider Participation

None of our executive officers serves as a member of the board of directors or compensation committee, or other committee serving an equivalent function, of any other entity that has one or more of its executive officers serving as a member of our board of directors or our compensation committee. None of the members of our compensation committee has ever been our employee.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Director Compensation

Please see “Director Compensation” for a discussion of options granted and other compensation to our non-employee directors.

Executive Compensation

Please see “Executive Compensation” for additional information on compensation of our executive officers. Information regarding (1) an employment agreement with Errol B. De Souza, and (2) a severance agreement and a change of control agreement with Dr. Krasner and Mr. Michel is set forth under “Executive Compensation — Potential Payments Upon Termination and Change of Control.”

AUDIT COMMITTEE REPORT

The audit committee has reviewed our audited financial statements for the fiscal year ended September 30, 2012 and discussed them with our management and our independent registered public accounting firm.

The audit committee has also received from, and discussed with, our independent registered public accounting firm various communications that our independent registered public accounting firm is required to provide to the audit committee, including the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

The audit committee has received the written disclosures and the letter from our independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the audit committee concerning independence, and has discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence.

Based on the review and discussions referred to above, the audit committee recommended to our board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended September 30, 2012.

By the audit committee of the board of directors of Biodel Inc.

Respectfully submitted,

Mr. Davey Scoon (Chair) Dr. Lieberman Dr. Pereira

Auditor Fees

The following table sets forth the aggregate fees for services billed to us by BDO USA, LLP, our independent registered public accounting firm, for each of the last two fiscal years:

Fee Category	2012	2011
Audit Fees	$187,325	$283,000
Audit-related Fees	—	—
Tax Fees	19,785	40,030
All Other fees	—	—
Total Fees	$207,110	$323,030

Pre-Approval Policies and Procedures

Our audit committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our independent registered public accounting firm. This policy generally provides that we will not engage our independent registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by the audit committee or the engagement is entered into pursuant to one of the pre-approval procedures described below.

From time to time, our audit committee may pre-approve specified types of services that are expected to be provided to us by our independent registered public accounting firm during the next 12 months. Any such pre-approval is detailed as to the particular service or type of services to be provided and is also generally subject to a maximum dollar amount. During fiscal year 2012, no services were provided to us by any independent registered public accounting firm other than in accordance with the pre-approval policies and procedures described above.

PROPOSAL NUMBER 2:

APPROVAL OF AMENDMENT AND RESTATEMENT OF OUR 2010 STOCK INCENTIVE PLAN

At the Annual Meeting, stockholders will be presented with a proposal to approve an amendment to and restatement of the Biodel Inc. 2010 Stock Incentive Plan, as amended to date. In this section of this Proxy Statement, we refer to our 2010 Stock Incentive Plan, as amended to date, as the Stock Incentive Plan. The changes to the Stock Incentive Plan that we propose to make include the following:

•	To increase the number of shares of common stock reserved for issuance under the Stock Incentive Plan so that, effective as of the date that the amendment and restatement of the Stock Incentive Plan is approved by our stockholders, the number of shares available for new awards under the Stock Incentive Plan will be 3,750,000 (less the number of shares subject to awards granted on or after October 1, 2012), and to provide that on or after October 1, 2012, shares subject to options and stock appreciation rights (“SARs”) will be counted against this limit as one share for every one share granted, but any shares that are subject to awards other than options or SARs will be counted against this limit as 1.5 shares for every one share granted;

•	To re-approve the material terms of the performance goals, in order to grant awards that are intended to qualify as “performance-based compensation” exempt from the $1,000,000 deductibility cap under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations thereunder (“Section 162(m)”);

•	To approve the sub-limits for cash awards, awards of options/SARs, and awards other than options/SARs, measured by the number of shares earned per calendar year per participant, for purposes of complying with the performance-based exemption under Section 162(m);

•	To approve a sub-limit for annual grants to directors;

•	To provide that shares available under a shareholder approved plan of an acquired company may be used for awards under the Stock Incentive Plan to individuals who were not employees or directors of the Company or a subsidiary prior to the transaction and do not reduce the share reserve;

•	To provide that in the event that on the last business day of the term of an option or SAR either (i) the exercise of the option (other than an incentive stock option) or SAR is prohibited by applicable law or (ii) shares may not be purchased or sold by certain participants due a “black-out period” or a “lock-up” agreement, such term will be extended for a period of 30 days following the prohibited period;

•	To provide that an award agreement may provide for automatic exercise on the last day of the term of an option or SAR if such option or SAR is “in the money” by means of a net exercise;

•	To eliminate the “single trigger” change in control provision such that upon a change in control of the Company, awards will no longer automatically accelerate, and to provide for a “double trigger” in the event that a participant incurs a qualifying termination following a change in control in which awards are assumed or substituted for by a successor;

•	To provide a recoupment provision in the event of a restatement of the Company’s financial statements;

•	To extend the term of the Stock Incentive Plan to January 21, 2023; and

•	To make certain other clarifying and ministerial changes.

On January 21, 2013, our board of directors unanimously approved the amendment and restatement of the Stock Incentive Plan, subject to approval by the Company’s stockholders at the Annual Meeting. If this amendment and restatement is not approved by the Company’s stockholders, the version of the Stock Incentive Plan as in effect immediately prior to January 21, 2013, will continue to operate according to its terms.

Our board of directors believes that it is in the best interests of the Company and its stockholders to provide for an equity incentive plan under which compensation awards made to the Company’s executive officers are eligible to qualify for deductibility by the Company for federal income tax purposes. Accordingly, the Stock

Incentive Plan is designed to permit the grant of awards that are intended to qualify as “performance-based compensation” not subject to the $1,000,000 deductibility cap under Section 162(m), however, there can be no guarantee that amounts payable under the Stock Incentive Plan will be treated as qualified “performance-based compensation” under Section 162(m). In general, in order for the Company to be able to deduct compensation in excess of $1,000,000 paid in any one year to the Company’s chief executive officer or any of the Company’s three other most highly compensated executive officers (other than the Company’s chief financial officer), such compensation must qualify as “performance-based” under Section 162(m). One of the requirements of “performance-based” compensation for purposes of Section 162(m) is that the material terms of the performance goals under which compensation may be paid be disclosed to and approved by the Company’s stockholders at least once every five years. For purposes of Section 162(m), the material terms include (i) the employees eligible to receive compensation, (ii) a description of the business criteria on which the performance goal is based, and (iii) the maximum amount of compensation that can be paid to an employee under the performance goal. With respect to the various types of awards under the Stock Incentive Plan, each of these aspects is discussed below, and, as noted above, approval of the Stock Incentive Plan itself will constitute approval of each of these aspects of the Stock Incentive Plan for purposes of the approval requirements of Section 162(m).

As noted above, we are asking our stockholders to approve an amendment to and restatement of our Stock Incentive Plan to, among other things, increase the number of shares that may be issued under the Stock Incentive Plan pursuant to equity incentive awards. In March 2010, our stockholders first approved the Stock Incentive Plan. In March 2012, our stockholders approved an amendment to the Stock Incentive Plan to increase the number of shares of common stock issuable under the plan solely for the purpose of allowing us to issue an aggregate of 274,189 (on a post reverse split basis) restricted stock units in place of an aggregate of $822,567 in discretionary cash bonuses to our employees in connection with the fiscal year ended September 30, 2011. As of September 30, 2012, we had 409,393 shares available for future grant under the Stock Incentive Plan. Subsequent to September 30, 2012, an additional 45,157 shares became available for future grant as a result of the expiration of unexercised options and we granted new options to purchase an aggregate of 452,000 shares. Accordingly, if additional shares are not reserved for issuance under the Stock Incentive Plan, the Company would be limited in its ability to make additional equity grants and effectively attract and retain employees. We are currently asking stockholders to approve a new stock plan authorization of 3,750,000 shares, which is a net increase of approximately 3.3 million shares over the remaining shares in the existing plan authorization as of September 30, 2012.

The following table sets forth certain information about the Stock Incentive Plan:

Number of shares that will be authorized for future grant after stockholder approval of the plan(1)(2)	3,750,000
Number of shares relating to stock options outstanding at September 30, 2012	1,546,454
Number of shares relating to restricted stock unit awards outstanding at September 30, 2012	68,153
Weighted average remaining term of outstanding options	4 years
Weighted average exercise price of outstanding options	$27.80

(1)	Grants of stock-based awards other than options or SARs will count against the authorization as 1.5 shares.

(2)	The authorization will be reduced by the number of shares subject to awards granted between October 1, 2012 and the date of stockholder approval. Shares subject to awards that expire or are forfeited between October 1, 2012 and the date of stockholder approval will again be available for grant under the plan. Between October 1, 2012 and the date of this Proxy Statement, options to purchase an aggregate of 45,157 shares expired and we granted new options to purchase an aggregate of 452,000 shares.

On September 28, 2012, the last reported sale price of the company common stock on the NASDAQ Stock Market was $2.97.

Below here is a brief summary of the Stock Incentive Plan as proposed to be amended and restated, a complete copy of which is attached as Exhibit A to this Proxy Statement. The following discussion is qualified in all respects by reference to Exhibit A.

Purpose of the Stock Incentive Plan

The purpose of the Stock Incentive Plan is to advance the long-term objectives of the Company by encouraging and enabling the acquisition of a financial interest in the Company by the employees of the Company. In addition, the Stock Incentive Plan is intended to attract and retain employees and to align and strengthen their interests with those of the Company’s stockholders. Except where the context otherwise requires, the term “Company” includes any of the Company’s present or future parent or subsidiary corporations and any other business venture in which the Company has a controlling interest, as determined by our board of directors.

The Stock Incentive Plan is intended to comply with Section 409A of the Code and will be administered in accordance with such intent.

Administration

The Stock Incentive Plan is administered by our board of directors. Our board of directors has the authority to adopt, amend and repeal the administrative rules, guidelines and practices relating to the Stock Incentive Plan, determine the type of awards to be granted to each participant, determine the number of shares (or dollar value) to be covered by each award, interpret and administer the plan and any instrument or agreement entered into under or in connection with the plan, and make any other determination and take any other action that it deems necessary or desirable for the administration of the plan. Our board of directors may delegate authority under the Stock Incentive Plan to one or more committees or subcommittees of our board of directors. For purposes of this summary, the term “Committee” means our board of directors or any committee or subcommittee that has been delegated the power to administer the Stock Incentive Plan.

Eligibility for Awards

Employees, officers, directors, consultants and advisors of the Company are eligible to be granted awards under the Stock Incentive Plan. Incentive stock options (“ISOs”) may only be granted to employees of the Company and its subsidiaries.

Plan Limitations

If this restatement is approved by our stockholders, subject to adjustments in the event of certain corporation transactions (and as described in more detail below), awards may be made under the Stock Incentive Plan on or after the effective date of this restatement for up to 3,750,000 shares of common stock, $0.01 par value per share, of the Company, less one share for every one share that was subject to an option or SAR granted on or after October 1, 2012 and 1.5 shares for every one share that was subject to an award other than an option or SAR granted on or after October 1, 2012, any or all of which awards may be in the form of ISOs. Shares issued under the plan may consist in whole or in part of authorized but unissued shares or treasury shares. For purposes of this summary, “Prior Plans” means collectively the Company’s 2004 Stock Incentive Plan and 2005 Non-employee Directors’ Stock Option Plan.

On or after October 1, 2012, and subject to certain adjustments, any shares that are subject to options or SARs will be counted against the limit set forth above as one share for every one share granted, and any shares that are subject to awards other than options or SARs will be counted against this limit as 1.5 shares for every one share granted. If under the Stock Incentive Plan or any Prior Plans, any shares subject to an award are forfeited, an award expires or an award is settled for cash (in whole or in part), then in each such case the shares subject to such award will, to the extent of such forfeiture, expiration or cash settlement, again be available for grant under the Stock Incentive Plan. Furthermore, the following shares will not be added to the share reserve (whether the shares relate to awards granted under the Stock Incentive Plan or any Prior Plan): (i) shares tendered or withheld in payment of the purchase price of an option, (ii) shares tendered or withheld to satisfy any tax withholding obligation with respect to any award, (iii) shares subject to a SAR that are not issued in connection with its stock settlement on exercise thereof, and (iv) shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of options.

On or after October 1, 2012, any shares that again become available for grant will be added back as (i) one share for every one share subject to options or SARs granted under the Stock Incentive Plan or options or SARs granted under any Prior Plan, and (ii) as 1.5 shares for every one share subject to awards other than options or SARs granted under the Stock Incentive Plan. There are no outstanding awards other than options granted under any Prior Plan.

Subject to adjustments in the event of certain corporation transactions (and as described in more detail below), no participant may be granted (i) options or SARs during any 12-month period with respect to more than 700,000 shares of common stock and (ii) awards other than options or SARs during any calendar year that are intended to comply with the performance-based exception under Section 162(m), and are denominated in shares under which more than 700,000 shares may be earned for each 12 months in the vesting period or performance period. During any calendar year no participant may be granted awards that are intended to comply with the performance-based exception under Section 162(m) and are denominated in cash under which more than may $1,000,000 may be earned for each 12 months in the applicable performance period. Each of the limitations in this paragraph will be multiplied by two with respect to awards granted to a participant during the first calendar year in which the participant commences employment with the Company. If an award is cancelled, it will continue to be counted toward the applicable limitation in this paragraph.

Notwithstanding any other provision of the Stock Incentive Plan to the contrary, the aggregate grant date fair value (computed as of the date of grant in accordance with applicable financial accounting rules) of all awards granted to any director during any single calendar year will not exceed $200,000.

Substitute Awards

Shares issued in connection with awards that are assumed, converted or substituted pursuant to a merger or an acquisition will not reduce the share reserve. In addition, shares available under a stockholder approved plan of an acquired company (as appropriately adjusted to reflect the transaction) may be used for awards under the Stock Incentive Plan to individuals who were not employees or directors of the Company or a subsidiary prior to the transaction and will not reduce the share reserve (subject to stock exchange listing requirements).

Forms of Awards

The Stock Incentive Plan provides for the grant of the following types of awards:

Stock Options. The Company may grant nonqualified stock options and ISOs under the Stock Incentive Plan. The option price per share may not be less than 100% of the fair market value of one share on the date the option is granted; provided that in the case of ISOs granted to an employee who owns stock representing more than 10% of the voting power of all classes of stock of the Company or any subsidiary of the Company, the option price per share may be no less than 110% of the fair market value of one share on the date the option is granted.

The duration of an option will be determined by the Committee, but may not exceed seven years from the date of its grant; provided that the term of an ISO granted to an employee who owns stock representing more than 10% of the voting power of all classes of stock of the Company or any subsidiary of the Company may not exceed five years from the date of its grant. ISOs must also comply with all other requirements of Section 422 of the Code.

In the event that on the last business day of the term of an option either (i) the exercise of the option (other than an ISO) is prohibited by applicable law, or (ii) shares may not be purchased or sold by certain participants due to a “black-out period” or a “lock-up” agreement, such term will be extended for a period of 30 days following the end of the legal prohibition, black-out period, or lock-up agreement.

The purchase price payable upon the exercise of an option is payable in full by: (i) cash, check or in connection with a “cashless exercise” through a broker, (ii) subject to certain conditions, surrender to the Company of shares of common stock, (iii) subject to certain conditions, a “net exercise” in which a portion of the shares to be issued on exercise are withheld to pay the exercise price, (iv) any other lawful means, or (v) any combination of these forms of payment. In addition, an award agreement may provide for automatic exercise on the last day of the term if an option is “in the money” by means of a net exercise. Withholding taxes due upon the exercise of nonqualified options may be satisfied in whole or in part by withholding shares of common stock otherwise issuable to the optionee. In no event may an option be exercised in a manner that would result in fractional shares of stock being issued.

Stock Appreciation Rights. A SAR is an award entitling the holder, upon exercise, to receive an amount in stock or cash (as determined by the Committee), equal to the appreciation, from and after the date of grant, in the fair market value of a share of common stock. The grant price per share may not be less than 100% of the fair market value of one share on the date of grant, or, if applicable, on the date the option is granted with respect to a SAR granted in tandem with an option. The term of a SAR will be determined by the Committee, but may not exceed seven years from the date of its grant. However, in the event that on the last business day of the term of a SAR either (i) the exercise of the SAR is prohibited by applicable law or (ii) shares may not be purchased or sold by certain participants due a “black-out period” or a “lock-up” agreement, such term will be extended for a period of 30 days following the end of the legal prohibition, black-out period or lock-up agreement. In addition, an award agreement may provide for automatic exercise on the last day of the term a SAR is “in the money” by means of a net exercise.

Restricted Stock and Restricted Stock Units. The Company may award and issue restricted stock and/or restricted stock units to a participant. Restricted stock is common stock of the Company subject to certain restrictions on transfer. Restricted stock units are awards denominated in units of common stock, which subject to satisfaction of any vesting and/or other terms and conditions, entitle a recipient to the issuance of one share of common stock (or such equivalent value in cash) in settlement of the award.

Awards of restricted stock and/or restricted stock units may be subject to time-based and/or performance-based vesting conditions. Performance-based awards may be based on qualifying performance criteria (for purposes of complying with performance-based compensation exemption under Section 162(m)) or any other criteria determined by the Committee in its sole discretion. Unless otherwise provided in the award agreement, holders of restricted stock will become stockholders of the Company and have all rights as stockholders from the date of grant, including the right to vote such shares and receive all distributions made with respect to such shares. Holders of restricted stock units will have no voting rights with respect to such award, but will otherwise have the rights specifically provided for in the award agreement with respect to such award. The right to receive any dividends with respect to restricted stock awards (or dividend equivalents with respect to restricted stock unit awards) will be conditioned on the vesting of the award.

Other Stock-Based Awards. The Committee may grant other awards based upon our common stock, having such terms and conditions as the Committee may determine. Other stock-based awards are also be available as a form of payment in the settlement of other awards granted under the plan or as payment in lieu of compensation to which a participant is otherwise entitled. Other stock-based awards may be paid in shares or cash, as the Committee determines.

Section 162(m): Qualifying Performance-Based Awards

The Committee may specify that an award or a portion of an award is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) provided that, other than with respect to options or SARs, the performance criteria for an award or portion of an award that is intended to satisfy the requirements for performance-based compensation under Section 162(m) will be a measure based on one or more qualifying performance criteria selected by the Committee and specified at the time the award is granted. The performance criteria for any award that is intended to satisfy the requirements for performance-based compensation under Section 162(m), which may be based on the relative or absolute attainment of specified levels, may be based solely by reference to the Company’s performance or the performance of a subsidiary of the Company, division, business segment or business unit of the Company, or based on the performance of the Company relative to performance of other companies or upon comparisons of any of the indicators of Company performance relative to performance of other companies, and may be one or a combination of any of the following, in each case as specified by the Committee: reductions in net loss, approval of product candidates by regulatory authorities, increase in cost savings, earnings before or after discontinued operations, interest, taxes, depreciation and/or amortization, operating profit before or after discontinued operations and/or taxes, sales, sales growth, earnings growth, cash flow or cash position, gross margins, stock price, market share, return on sales, assets, equity or investment, improvement of financial ratings, achievement of balance sheet or income statement objectives or total stockholder return.

The Committee may specify that such performance measures will be adjusted to exclude any one or more of extraordinary items, gains or losses on the dispositions of discontinued operations, the cumulative effects of changes in accounting principles, the write-down of any asset, and charges for restructuring and rationalization programs. Such performance measures may vary by participant and may be different for different awards, and may be particular to a participant or the department, branch, line of business, subsidiary or other unit in which the participant works and may cover such period as may be specified by the Committee. Such performance measures (and any exclusions) will be set by the Committee within the time period prescribed by, and will otherwise comply with the requirements of, Section 162(m).

Non-Transferability of Awards

In general, awards may not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an ISO, pursuant to a qualified domestic relations order and during the life of the participant awards are exercisable only by the participant. However, with the Board’s consent, a participant can transfer an award without payment to an immediate family member, family trust, or certain other related entities (to the extent the rules under Form S-8 would cover the transferee).

Adjustment of Awards

As is typical in plans of this nature, in the event of any merger, reorganization, consolidation, stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, any dividend or distribution to holders of common stock other than an ordinary cash dividend, or other change in corporate structure affecting the shares of common stock or the value thereof, such adjustments and other substitutions will be made to the Stock Incentive Plan and to awards in a manner the Committee deems equitable or appropriate taking into consideration the accounting and tax consequences, including such adjustments in the aggregate number, class and kind of securities that may be available under the plan, the Section 162(m) sub-limits (other than to awards denominated in cash), the maximum number of shares that may be issued pursuant to ISOs and, in the aggregate, or to any participant, in the number, class, kind and option or exercise price of securities subject to outstanding awards.

Awards for Foreign Participants

The Committee may modify awards granted to participants who are foreign nationals or employed outside the United States or establish subplans or procedures under the Stock Incentive Plan to recognize differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.

Amendment of the Stock Incentive Plan

Our board of directors may amend, suspend or terminate the Stock Incentive Plan or any portion thereof at any time, subject to any requirement for stockholder approval imposed by applicable law, including the rules and regulations of the principal U.S. national securities exchange on which the shares are traded; provided that our board of directors may not amend the plan in any manner that would result in noncompliance with Rule 16b-3 under the Securities Exchange Act; and further provided that, to the extent required by applicable law, stockholder approval will generally be required in order to amend the Stock Incentive Plan to (i) increase the number of shares authorized for grant, (ii) expand the types of awards that may be granted, (iii) materially expand the class of participants eligible to participate, (iv) eliminate the requirements relating to minimum exercise price and minimum grant price, (v) increase the maximum permissible term of any option or SAR, (vi) add qualifying performance goals for Section 162(m) purposes, or (vii) increase any of the Section 162(m) sub-limits. In addition, our board of directors may not (except in the case of a change in control), without the approval of the Company’s stockholders, cancel an option or SAR in exchange for cash when the exercise or grant price per share exceeds the fair market value of one share, or take any action with respect to an option or SAR that would be treated as a repricing under the rules and regulations of the principal securities exchange on which the shares are traded.

Change of Control

If this restatement is approved by stockholders, the “single trigger” provision relating to a change in control of the Company will be eliminated from the Stock Incentive Plan and the treatment of awards as described below will be in effect (unless otherwise provided in an individual award agreement):

In the event of a change in control of the Company in which the successor company assumes or substitutes the outstanding awards (or in which the Company is the ultimate parent corporation and continues the awards), if a participant’s employment with such successor company (or the Company) or a subsidiary thereof terminates within 12 months following such change in control and under the circumstances specified in the award agreement: (i) outstanding options and SARs will immediately vest and may thereafter be exercised for 12 months, and (ii) the restrictions, limitations and other conditions applicable to all other awards will lapse and the awards will become fully vested.

In the event of a change in control of the Company, to the extent the successor company does not assume or substitute for the outstanding awards (or in which the Company is the ultimate parent corporation and does not continue the awards), then immediately prior to the change in control: (i) outstanding options and SARs will immediately vest, and (ii) the restrictions, limitations and other conditions applicable to all other awards will lapse and the awards will become fully vested.

The Committee will have the right to provide that in the event of a change in control of the Company: (i) options and SARs may be cancelled without payment if the fair market value of one share as of the change in control is less than the per share option exercise price or SAR grant price, and (ii) all performance awards may be (x) considered to be earned and payable based on achievement of performance goals or based on target performance, and any limitations or other restrictions may lapse and such awards may be immediately settled or (y) converted into restricted stock or restricted stock unit awards. In addition, the Committee may determine that, upon the occurrence of a change in control of the Company, each option and SAR outstanding will terminate within a specified number of days after notice to the participant, and/or that each participant will receive an amount equal to the excess of the fair market value of such share immediately prior to the occurrence of such change in control over the exercise price.

Recoupment

In the event of a restatement of the Company’s financial statements, our board of directors will have the right to review any award, the amount, payment or vesting of which was based on an entry in the financial statements that are the subject of the restatement. If our board of directors determines that based on the results of the restatement or due to inaccurate financial data used to determine the payment or vesting of an award, a lesser amount or portion of an award should have been paid or vested, it may (i) cancel all or any portion of any outstanding awards and (ii) require the participant or other person to whom any payment has been made or shares or other property have been transferred in connection with the award to forfeit and pay over to the Company, on demand, all or any portion of the gain (whether or not taxable) realized upon the exercise of any option or SAR and the value realized (whether or not taxable) on the vesting or payment of any other award during the period beginning 12 months preceding the date of the restatement and ending with the date of cancellation of any outstanding awards.

Plan Term

No awards will be granted under the Stock Incentive Plan after the expiration of ten years from the date this proposed restatement is approved by our stockholders, but awards previously granted may extend beyond that date. For the avoidance of doubt, if this restated version of the plan is not approved by stockholders at the 2013 Annual Meeting, then the Stock Incentive Plan as in effect immediately prior to the adoption of this restated version by our board of directors on January 21, 2013, will continue to exist and operate according to all of the terms and conditions of such prior version.

Stock Incentive Plan Benefits

Because awards to be granted in the future under the Stock Incentive Plan are at the discretion of our board of directors, it is not possible to determine the benefits or the amounts to be received under the plan by our directors, officers or employees. The following table sets forth stock option and restricted stock awards made under the Stock Incentive Plan in the fiscal year ending September 30, 2012:

2010 Stock Incentive Plan

Name and Position	Number of Restricted Stock Unit Awards(1)	Number of Securities Underlying Option Awards
Errol B. De Souza, Chief Executive Officer	56,250	35,000
Gerard J. Michel, Chief Financial Officer	28,964	16,250
Alan Krasner, Chief Medical Officer	27,296	16,250
Paul S. Bavier, General Counsel	18,640	13,750
Erik Steiner, Vice President of Operations	17,899	12,250
All current executive officers as a group (5 persons)	149,049	93,500
All current directors who are not executive officers as a group (6 persons)	—	32,500
All employees who are not executive officers as a group (32 persons)	125,140	74,877
Total	274,189	200,877

(1)	Consists of restricted stock units issued in place of an aggregate of $822,567 in discretionary cash bonuses in connection with the fiscal year ended September 30, 2011.

U. S. Federal Income Tax Consequences

The following discussion summarizes the material U.S. federal income tax consequences to the Company and the participating employees in connection with the Stock Incentive Plan under existing applicable provisions of the Code and the accompanying regulations. The discussion is general in nature and does not address issues relating to the income tax circumstances of any individual employee. The discussion is based on federal income tax laws in effect on the date of this Proxy Statement and is, therefore, subject to possible future changes in the law. The discussion does not address the consequences of state, local or foreign tax laws. In addition, this summary assumes that all awards are exempt from, or comply with, the rules under Section 409A of the Code regarding nonqualified deferred compensation.

Incentive Stock Options. A participant will not have income upon the grant of an ISO. Also, except as described below, a participant will not have income upon exercise of an ISO if the participant has been employed by the Company or its corporate parent or 50% or more-owned corporate subsidiary at all times beginning with the option grant date and ending three months before the date the participant exercises the option. If the participant has not been so employed during that time, then the participant will be taxed as described below under “Nonstatutory Stock Options.” The exercise of an ISO may subject the participant to the alternative minimum tax.

A participant will have income upon the sale of the stock acquired under an ISO at a profit (if sales proceeds exceed the exercise price). The type of income will depend on when the participant sells the stock. If a participant sells the stock more than two years after the option was granted and more than one year after the option was exercised, then all of the profit will be long-term capital gain. If a participant sells the stock prior to satisfying these waiting periods, then the participant will have engaged in a disqualifying disposition and a portion of the profit will be ordinary income and a portion may be capital gain. This capital gain will be long-term if the participant has held the stock for more than one year and otherwise will be short-term. If a participant sells the stock at a loss (sales proceeds are less than the exercise price), then the loss will be a capital loss. This capital loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Nonstatutory Stock Options. A participant will not have income upon the grant of a nonstatutory stock option. A participant will have compensation income upon the exercise of a nonstatutory stock option equal to the value of the stock on the day the participant exercised the option less the exercise price. Upon sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the option was exercised. This capital gain or loss will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.

Stock Appreciation Rights. A participant will not have income upon the grant of a stock appreciation right. A participant generally will recognize compensation income upon the exercise of an SAR equal to the amount of the cash and the fair market value of any stock received. Upon the sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the SAR was exercised. This capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Restricted Stock Awards. A participant will not have income upon the grant of restricted stock unless an election under Section 83(b) of the Code is made by the participant within 30 days of the date of grant. If a timely 83(b) election is made, then a participant will have compensation income equal to the value of the stock less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the date of grant. If the participant does not make an 83(b) election, then when the stock vests the participant will have compensation income equal to the value of the stock on the vesting date less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Restricted Stock Units. Participants who are granted restricted stock units do not recognize income at the time of the grant. When the award vests or is paid, participants generally recognize ordinary income in an amount equal to the fair market value of the units at such time, and the Company will receive a corresponding deduction.

Other Stock-Based Awards. The tax consequences associated with any other stock-based award granted under the Stock Incentive Plan will vary depending on the specific terms of such award. Among the relevant factors are whether or not the award has a readily ascertainable fair market value, whether or not the award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the participant under the award and the participant’s holding period and tax basis for the award or underlying common stock.

Potential Limitation on Deductions. As described above, special rules limit the deductibility of compensation paid to the chief executive officer and to each of the next three most highly compensated executive officers, other than the chief financial officer. Under Section 162(m), unless various conditions are met that enable compensation to qualify as “performance-based,” the annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000. However, the rules and regulations promulgated under Section 162(m) are complicated and subject to change from time to time, sometimes with retroactive effect. In addition, a number of requirements must be met in order for particular compensation to so qualify. As such, there can be no assurance that any compensation awarded or paid under the Stock Incentive Plan will be deductible under all circumstances.

Federal Income Tax Consequences to the Company. To the extent that a recipient recognizes ordinary income in the circumstances described above, the Company will be entitled to a corresponding deduction provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Section 280G of the Code and is not disallowed by the $1,000,000 limitation on certain executive compensation under Section 162(m).

Additional Information

For additional information regarding our equity compensation plans as of September 30, 2012, please see the table above under the heading “Equity Compensation Plans of the Company”.

Vote Required; Recommendation of our Board of Directors

The affirmative vote of a majority of the shares of common stock present, in person or by proxy, at the 2013 Annual Meeting is necessary to approve the amendment to and restatement of the Stock Incentive Plan, provided that the total votes cast on the proposal, whether in favor, against, or in abstention, represent a majority of the shares entitled to vote. Abstentions have the same effect as a vote against the proposal. Broker non-votes will have no effect on the outcome of the proposal.

Our board of directors unanimously recommends that you vote FOR the approval of the amendment to and restatement of the Stock Incentive Plan.

PROPOSAL NUMBER 3:

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

Our board of directors has selected BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2013. Although stockholder approval of our board of directors’ selection of BDO USA, LLP is not required by law, we believe that it is advisable to give stockholders an opportunity to ratify this selection. If our stockholders do not ratify this selection, then our board of directors will reconsider the selection. We expect that a representative of BDO USA, LLP, which served as our auditor for the year ended September 30, 2012, will be present at the Annual Meeting to respond to appropriate questions, and to make a statement if he or she wishes.

Our board of directors unanimously recommends a vote FOR the ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2013.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, officers and stockholders who beneficially own more than 10% of any class of our equity securities registered pursuant to Section 12 of the Exchange Act to file initial reports of ownership and reports of changes in ownership with respect to our equity securities with the SEC. All reporting persons are required by the SEC’s regulations to furnish us with copies of all reports that such reporting persons file with the SEC pursuant to Section 16(a). Each such reporting person has filed all of their respective reports pursuant to Section 16(a) on a timely basis.

STOCKHOLDER PROPOSALS FOR THE ANNUAL MEETING IN 2014

Any stockholder proposal pursuant to Rule 14a-8 of the rules promulgated under the Exchange Act, in order for such proposal to be included in the Proxy Statement for our annual meeting of stockholders in 2014, must be received by our corporate secretary at our principal office in Danbury, Connecticut, no later than September 30, 2013. The submission by a stockholder of a proposal for inclusion in the Proxy Statement is subject to regulation by the SEC.

If you wish to present a proposal or a proposed director candidate at the 2014 annual meeting of stockholders, but do not wish to have the proposal or director candidate considered for inclusion in the proxy statement and proxy card, you must also give written notice to us at the address noted below. We must receive this required notice not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the 2013 Annual Meeting. However, if the date of the 2014 Annual Meeting is advanced more than 30 days prior to or delayed by more than 30 days after first anniversary of the 2013 Annual Meeting, then we must receive the required notice no earlier than the close of business on the 120th day prior to the 2014 Annual Meeting and no later than the close of business on the later of (1) the 90th day prior to the 2014 Annual Meeting or (2) the 10th day following the date public announcement of the date of such annual meeting is first made.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement and annual report to stockholders may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you if you call or write us at the address or telephone number listed above. If you want to receive separate copies of our proxy statement or annual report to stockholders in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address and phone number.

OTHER MATTERS

Our board of directors is not aware of any other matters that are likely to be brought before the Annual Meeting. If other matters are properly brought before the Annual Meeting, including a proposal to adjourn the Annual Meeting to permit the solicitation of additional proxies in the event that one or more proposals have not been approved by a sufficient number of votes at the time of the Annual Meeting, the persons named in the enclosed proxy will vote on such matters in their own discretion.

GENERAL

The accompanying proxy is solicited by and on behalf of our board of directors, whose notice of Annual Meeting is attached to this Proxy Statement, and the entire cost of such solicitation will be borne by us.

In addition to the use of the mails, proxies may be solicited by personal interview, telephone and telegram by directors, officers and our other employees who will not be specially compensated for these services. We will also request that brokers, nominees, custodians and other fiduciaries forward soliciting materials to the beneficial owners of shares held of record by such brokers, nominees, custodians and other fiduciaries. We will reimburse such persons for their reasonable expenses in connection therewith.

Certain information contained in this Proxy Statement relating to the occupations and security holdings of our directors and officers is based upon information received from the individual directors and officers.

WE WILL FURNISH, WITHOUT CHARGE, A COPY OF 2012 FORM 10-K, INCLUDING FINANCIAL STATEMENTS AND SCHEDULE THERETO BUT NOT INCLUDING EXHIBITS, TO EACH OF OUR STOCKHOLDERS OF RECORD ON JANUARY 16, 2013, AND TO EACH BENEFICIAL STOCKHOLDER ON THAT DATE UPON WRITTEN REQUEST MADE TO CORPORATE SECRETARY, BIODEL INC., 100 SAW MILL DRIVE, DANBURY, CONNECTICUT 06810. A REASONABLE FEE WILL BE CHARGED FOR COPIES OF REQUESTED EXHIBITS.

PLEASE DATE, SIGN AND RETURN THE PROXY CARD AT YOUR EARLIEST CONVENIENCE IN THE ENCLOSED RETURN ENVELOPE. A PROMPT RETURN OF YOUR PROXY CARD WILL BE APPRECIATED AS IT WILL SAVE THE EXPENSE OF FURTHER MAILINGS.

By Order of the board of directors of Directors,

Paul S. Bavier Secretary

Danbury, Connecticut
Dated: January 28, 2013

Exhibit A
BIODEL INC.
2010 STOCK INCENTIVE PLAN
As amended and restated, _______________, 2013

1.	Purpose

The purpose of this 2010 Stock Incentive Plan, as amended and restated, (the “Plan”) of Biodel Inc., a Delaware corporation (the “Company”), is to advance the interests of the Company’s stockholders by enhancing the Company’s ability to attract, retain and motivate persons who are expected to make important contributions to the Company and by providing such persons with equity ownership opportunities and performance-based incentives that are intended to better align the interests of such persons with those of the Company’s stockholders. Except where the context otherwise requires, the term “Company” shall include any of the Company’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Internal Revenue Code of 1986, as amended, and any regulations thereunder (the “Code”) and any other business venture (including, without limitation, joint venture or limited liability company) in which the Company has a controlling interest, as determined by the Board of Directors of the Company (the “Board”).

The Plan was first approved by the Company’s stockholders on March 2, 2010 (the “Effective Date”), and the date this restated version of the Plan is approved by the Company’s stockholders shall herein be referred to as the “Restatement Date”.

2.	Eligibility

All of the Company’s employees, officers and directors, as well as consultants and advisors to the Company (as such terms are defined and interpreted for purposes of Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), or any successor form) are eligible to be granted Awards under the Plan. Each person who is granted an Award under the Plan is deemed a “Participant.” “Award” means Options (as defined in Section 5), SARs (as defined in Section 6), Restricted Stock (as defined in Section 7), Restricted Stock Units (as defined in Section 7), Other Stock-Based Awards (as defined in Section 8), and Cash-Based Awards (as defined in Section 8).

3.	Administration and Delegation

(a)	Administration by Board of Directors. The Plan will be administered by the Board. The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board may construe and interpret the terms of the Plan and any Award agreements entered into under the Plan. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem expedient and it shall be the sole and final judge of such expediency. All decisions by the Board shall be made in the Board’s sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award.

(b)	Appointment of Committees. To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a “Committee”). All references in the Plan to the “Board” shall mean the Board or a Committee of the Board or the officers referred to in Section 3(c) to the extent that the Board’s powers or authority under the Plan have been delegated to such Committee or officers.

(c)	Delegation to Officers. To the extent permitted by applicable law, the Board may delegate to one or more officers of the Company the power to grant Options and other Awards that constitute rights under Delaware law (subject to any limitations under the Plan) to employees or officers of the Company or any of its present or future subsidiary corporations and to exercise such other powers under the Plan as the Board may determine, provided that the Board shall fix the terms of such Awards to be granted by such officers (including the exercise price of such Awards, which may include a formula by which the exercise price will be determined) and the maximum number of shares subject to such Awards that the officers may grant; provided further, however, that no officer shall be authorized to grant such Awards to any “executive officer” of the Company (as defined by

Rule 3b-7 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) or to any “officer” of the Company (as defined by Rule 16a-1 under the Exchange Act). The Board may not delegate authority under this Section 3(c) to grant Restricted Stock, unless Delaware law then permits such delegation.

(d)	Awards to Non-Employee Directors. Discretionary Awards to non-employee directors may be granted and administered only by a Committee, all of the members of which are independent directors as defined by Section 5605(a)(2) of the NASDAQ Marketplace Rules.

4.	Stock Available for Awards

(a)	Number of Shares; Share Counting.

(1)	Authorized Number of Shares. Subject to adjustment under Section 10(a), Awards may be made under the Plan on or after the Restatement Date for up to 3,750,000 shares of common stock, $0.01 par value per share, of the Company (the “Common Stock”), less one share for every one share that was subject to an Option or SAR granted on or after October 1, 2012 and 1.5 shares for every one share that was subject to an Award other than an Option or SAR granted on or after October 1, 2012, any or all of which Awards may be in the form of Incentive Stock Options (as defined in Section 5(b)). Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares. For purposes of this Section, “Prior Plans” shall mean collectively the Company’s 2004 Stock Incentive Plan and 2005 Non-employee Directors’ Stock Option Plan.

(2)	Fungible Share Pool. On or after October 1, 2012, and subject to adjustment under Section 10(a), any shares that are subject to Options or SARs shall be counted against the limit set forth in Section 4(a)(1) as one share for every one share granted, and any shares that are subject to Awards other than Options or SARs shall be counted against this limit as 1.5 shares for every one share granted.

(3)	Share Counting. On or after October 1, 2012, if (i) any shares subject to an Award are forfeited, an Award expires or an Award is settled for cash (in whole or in part), or (ii) any shares subject to an award under any Prior Plan are forfeited, an award under any Prior Plan expires or is settled for cash (in whole or in part), then in each such case the shares subject to such Award or award under any Prior Plan shall, to the extent of such forfeiture, expiration or cash settlement, again be available for Awards under the Plan, in accordance with Section 4(a)(4) below. Notwithstanding anything to the contrary contained herein, on or after October 1, 2012 the following shares shall not be added to the shares authorized for grant under the Plan: (i) shares tendered by the Participant or withheld by the Company in payment of the purchase price of an Option, or an option under any Prior Plan, (ii) shares tendered by the Participant or withheld by the Company to satisfy any tax withholding obligation with respect to any Awards, or awards under any Prior Plan, (iii) shares subject to a SAR, or a stock appreciation right under any Prior Plan that are not issued in connection with its stock settlement on exercise thereof, and (iv) shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of Options, or options under any Prior Plan.

(4)	On or after October 1, 2012, any shares that again become available for grant pursuant to this Section shall be added back as (i) one share for every one share subject to Options or SARs granted under the Plan or options or stock appreciation rights granted under any Prior Plan, and (ii) as 1.5 shares for every one share subject to Awards other than Options or SARs granted under the Plan or awards other than options or stock appreciation rights granted under any Prior Plan.

(b)	Section 162(m) Per-Participant Limit. Subject to adjustment as provided in Section 10(a), no Participant may be granted (i) Options or SARs during any 12-month period with respect to more than 700,000 shares of Common Stock and (ii) Restricted Stock Awards, Performance Awards and/or Other Stock-Based Awards during any calendar year that are intended to comply with the performance-based exception under Section 162(m) of the Code or any successor provision thereto, and the regulations thereunder (“Section 162(m)”), and are denominated in shares under which more than 700,000 shares may be earned for each 12 months in the vesting period or performance period. During any calendar year no Participant may be granted Performance Awards that are intended to comply with the performance-based exception under Code Section 162(m) and are denominated in cash under which more than may $1,000,000 may be earned for each 12 months in the applicable performance period. Each of the limitations in this Section shall be multiplied by two with respect to Awards granted to a Participant during the first calendar year in which the Participant commences employment with the Company. If an Award is cancelled, the cancelled Award shall continue to be counted toward the applicable limitation in this Section).

(c)	Substitute Awards. In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant Awards in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute Awards may be granted on such terms as the Board deems appropriate in the circumstances, notwithstanding any limitations on Awards contained in the Plan. Substitute Awards shall not count against the overall share limit set forth in Section 4(a)(1) or the limit in Section 4(b), except as may be required by reason of Section 422 and related provisions of the Code. Additionally, in the event that a company acquired by the Company or any subsidiary or with which the Company or any subsidiary combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the shares authorized for grant under the Plan (and shares subject to such Awards shall not again be available for Awards under the Plan as provided above); provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not employees or directors prior to such acquisition or combination.

(d)	Limit on Awards to Directors. Notwithstanding any other provision of the Plan to the contrary, the aggregate grant date fair value (computed as of the date of grant in accordance with applicable financial accounting rules) of all Awards granted to any director during any single calendar year shall not exceed $200,000.

5.	Stock Options

(a)	General. The Board may grant options to purchase Common Stock (each, an “Option”) and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable.

(b)	Incentive Stock Options. An Option that the Board intends to be an “incentive stock option” as defined in Section 422 of the Code (an “Incentive Stock Option”) shall only be granted to employees of Biodel Inc., any of Biodel Inc.’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Code, and any other entities the employees of which are eligible to receive Incentive Stock Options under the Code, and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. An Option that is not intended to be an Incentive Stock Option shall be designated a “Nonstatutory Stock Option.” The Company shall have no liability to a Participant, or any other party, if an Option (or any part thereof) that is intended to be an Incentive Stock Option is not an Incentive Stock Option or if the Company converts an Incentive Stock Option to a Nonstatutory Stock Option.

(c)	Exercise Price. The Board shall establish the exercise price of each Option and specify the exercise price in the applicable Option agreement. The exercise price shall be not less than 100% of the fair market value (“Fair Market Value”) on the date the Option is granted (which shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on the Nasdaq Global Market, the Nasdaq Capital Market or the Nasdaq Global Select Market (or the exchange or market with the greatest volume of trading in the Common Stock), as reported in The Wall Street Journal or such other source as the Board deems reliable, on the date of grant or as of such other date as satisfies applicable tax requirements); provided that if the Board approves the grant of an Option with an exercise price to be determined on a future date, the exercise price shall be not less than 100% of the Fair Market Value on such future date. If the Common Stock is not publicly traded, the Board will determine the Fair Market Value for purposes of the Plan using any measure of value it determines to be appropriate (including, as it considers appropriate, relying on appraisals) in a manner consistent with the valuation principles under Code Section 409A, except as the Board may expressly determine otherwise. For any date that is not a trading day, the Fair Market Value of a share of Common Stock for such date will be determined by using the closing sale price or average of the bid and asked prices, as appropriate, for the immediately preceding trading day. The Board can substitute a particular time of day or other measure of “closing sale price” or “bid and asked prices” if appropriate because of exchange or market procedures or can, in its sole discretion, use weighted averages either on a daily basis or such longer period as complies with Code Section 409A. Notwithstanding the foregoing, in the case of an Incentive Stock Option granted to a Participant who, at the time of the grant, owns stock representing more than 10% of the voting power of all classes of stock of the Company or any subsidiary of the Company, the Option price per share shall be no less than 110% of the Fair Market Value of one share on the date of grant.

(d)	Duration of Options. Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable option agreement; provided, however, that no Option will be granted with a term in excess of seven years; provided further, that the term of the Option shall not exceed five years from the date the Option is granted in the case of an Incentive Stock Option granted to a Participant who, at the time of the grant, owns stock representing more than 10% of the voting power of all classes of stock of the Company or any subsidiary of the Company. Notwithstanding the foregoing, in the event that on the last business day of the term of an Option, other than an Incentive Stock Option (i) the exercise of the Option is prohibited by applicable law or (ii) shares may not be purchased or sold by certain employees or directors of the Company due to the “black-out period” of a Company policy or a “lock-up” agreement undertaken in connection with an issuance of securities by the Company, the term of the Option shall be extended for a period of 30 days following the end of the legal prohibition, black-out period or lock-up agreement.

(e)	Exercise of Options. Options may be exercised by delivery to the Company of a notice of exercise in a form (which may be in electronic form) approved by the Company, together with payment in full (in the manner specified in Section 5(g)) of the exercise price for the number of shares for which the Option is exercised. Shares of Common Stock subject to the Option will be delivered by the Company as soon as practicable following exercise.

(f)	Payment Upon Exercise. Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:

(1)	in cash or by check, payable to the order of the Company;

(2)	except as may otherwise be provided in the applicable Option agreement or approved by the Board, in its sole discretion, by (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price and any required tax withholding or (ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price and any required tax withholding;

(3)	to the extent provided for in the applicable Option agreement or approved by the Board, in its sole discretion, by delivery (either by actual delivery or attestation) of shares of Common Stock owned by the Participant valued at their Fair Market Value, provided (i) such method of payment is then permitted under applicable law, (ii) such Common Stock, if acquired directly from the Company, was owned by the Participant for such minimum period of time, if any, as may be established by the Board in its discretion and (iii) such Common Stock is not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements;

(4)	to the extent provided for in the applicable Nonstatutory Stock Option agreement or approved by the Board in its sole discretion, by delivery of a notice of “net exercise” to the Company, as a result of which the Participant would receive the number of shares of Common Stock underlying the portion of the Option being exercised reduced by the number of shares of Common Stock equal to the aggregate exercise price of the portion of the Option being exercised divided by the Fair Market Value on the date of exercise;

(5)	to the extent permitted by applicable law and provided for in the applicable Option agreement or approved by the Board, in its sole discretion, by payment of such other lawful consideration as the Board may determine; or

(6)	by any combination of the above permitted forms of payment.

Notwithstanding the foregoing, an Award agreement may provide that if on the last day of the term of an Option the Fair Market Value of one share exceeds the option price per share, the Participant has not exercised the Option (or a tandem Stock Appreciation Right, if applicable) and the Option has not expired, the Option shall be deemed to have been exercised by the Participant on such day with payment made by withholding shares otherwise issuable in connection with the exercise of the Option. In such event, the Company shall deliver to the Participant the number of shares for which the Option was deemed exercised, less the number of shares required to be withheld for the payment of the total purchase price and required withholding taxes; provided, however, any fractional share shall be settled in cash.

(g)	No Reload Options. No Option granted under the Plan shall contain any provision entitling the Participant to the automatic grant of additional Options in connection with any exercise of the original Option.

(h)	No Dividend Equivalents. No Option shall provide for the payment or accrual of dividend equivalents.

(i)	Limitation on Repricing. Unless such action is approved by the Company’s stockholders, the Company may not (except as provided for under Section 10): (1) amend any outstanding Option granted under the Plan to provide an exercise price per share that is lower than the then-current exercise price per share of such outstanding Option, (2) cancel any outstanding option (whether or not granted under the Plan) and grant in substitution therefor new Awards under the Plan (other than Awards granted pursuant to Section 4(c)) covering the same or a different number of shares of Common Stock and having an exercise price per share lower than the then-current exercise price per share of the cancelled option, (3) cancel for cash any Options that then have exercise prices per share below the Fair Market Value, other than under Section 10, or (4) take any other action that constitutes a “repricing” within the meaning of the rules of the NASDAQ Stock Market (“NASDAQ”).

6.	Stock Appreciation Rights

(a)	General. The Board may grant Awards consisting of stock appreciation rights (“SARs”) entitling the holder, upon exercise, to receive an amount of Common Stock determined by reference to appreciation, from and after the date of grant, in the Fair Market Value of a share of Common Stock over the measurement price established pursuant to Section 6(b). The date as of which such appreciation is determined shall be the exercise date. The Board shall determine in its sole discretion whether payment on exercise of a SAR shall be made in cash, in whole shares or other property, or any combination thereof.

(b)	Measurement Price. The Board shall establish the measurement price of each SAR and specify it in the applicable SAR agreement. The measurement price shall not be less than 100% of the Fair Market Value on the date the SAR is granted; provided that if the Board approves the grant of a SAR effective as of a future date, the measurement price shall be not less than 100% of the Fair Market Value on such future date.

(c)	Duration of SARs. Each SAR shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable SAR agreement; provided, however, that no SAR will be granted with a term in excess of seven years. Notwithstanding the foregoing, in the event that on the last business day of the term of a SAR (1) the exercise of the SAR is prohibited by applicable law or (2) shares may not be purchased or sold by certain employees or directors of the Company due to the “black-out period” of a Company policy or a “lock-up” agreement undertaken in connection with an issuance of securities by the Company, the term shall be extended for a period of 30 days following the end of the legal prohibition, black-out period or lock-up agreement.

(d)	Exercise of SARs. SARs may be exercised by delivery to the Company of a notice of exercise in a form (which may be in electronic form) approved by the Company, together with any other documents required by the Board. An Award agreement may provide that if on the last day of the term of a SAR the Fair Market Value of one share exceeds the grant price per share of the SAR, the Participant has not exercised the SAR or the tandem Option (if applicable), and the SAR has not otherwise expired, the SAR shall be deemed to have been exercised by the Participant on such day. In such event, the Company shall make payment to the Participant in accordance with this Section, reduced by the number of shares (or cash) required for withholding taxes; any fractional share shall be settled in cash.

(e)	Dividend Equivalents. No SAR shall provide for the payment or accrual of dividend equivalents.

(f)	Limitation on Repricing. Unless such action is approved by the Company’s stockholders, the Company may not (except as provided for under Section 10): (1) amend any outstanding SAR granted under the Plan to provide a measurement price per share that is lower than the then-current measurement price per share of such outstanding SAR, (2) cancel any outstanding SAR (whether or not granted under the Plan) and grant in substitution therefor new Awards under the Plan (other than Awards granted pursuant to Section 4(c)) covering the same or a different number of shares of Common Stock and having an exercise or measurement price per share lower than the then-current measurement price per share of the cancelled SAR, (3) cancel for cash any SARs that then have measurement prices per share below the Fair Market Value, other than under Section 10, or (4) take any other action that constitutes a “repricing” within the meaning of the rules of NASDAQ.

7.	Restricted Stock; Restricted Stock Units

(a)	General. The Board may grant Awards entitling recipients to acquire shares of Common Stock (“Restricted Stock”), subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award. The Board may also grant Awards entitling the recipient to receive shares of Common Stock or cash to be delivered at the time such Award vests (“Restricted Stock Units”) (Restricted Stock and Restricted Stock Units are each referred to herein as a “Restricted Stock Award”).

(b)	Terms and Conditions for All Restricted Stock Awards.

(1)	The Board shall determine the terms and conditions of a Restricted Stock Award, including the conditions for vesting and repurchase (or forfeiture) and the issue price, if any.

(2)	Notwithstanding any other provision of the Plan (other than Section 9, if applicable), the Board may, either at the time a Restricted Stock Award is made or at any time thereafter, waive its right to repurchase shares of Common Stock (or waive the forfeiture thereof) or remove or modify the restrictions applicable to the Restricted Stock Award, in whole or in part.

(c)	Additional Provisions Relating to Restricted Stock.

(1)	Dividends. Restricted Stock will accrue ordinary cash dividends, unless the Board determines otherwise and applicable law permits such nonaccrual. Participants holding shares of Restricted Stock will only be entitled to such cash dividends if specifically provided in the Restricted

Stock agreement, will only receive the dividends if and when the Restricted Stock vests, and will then receive dividends only prospectively unless the Board or the Restricted Stock agreement provides for the payment of prior dividends upon or after vesting. Any dividend payment will be made no later than the latest of the end of the calendar year in which the dividends are paid to stockholders of that class of stock, the 15th day of the third month following the date the dividends are paid to stockholders of that class of stock, or the 15th day of the third month following the date on which the Restricted Stock to which the dividends pertain vests. Unless otherwise provided in the Restricted Stock agreement, if any dividends or distributions are paid in shares, or consist of a dividend or distribution to holders of Common Stock other than an ordinary cash dividend, the shares, cash or other property will be subject to the same restrictions on transferability and forfeitability as the shares of Restricted Stock with respect to which they were paid.

(2)	Stock Certificates. The Company may require that any stock certificates issued in respect of shares of Restricted Stock, as well as dividends or distributions paid on such Restricted Stock, shall be deposited in escrow by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or if the Participant has died, to his or her Designated Beneficiary. “Designated Beneficiary” means (i) the beneficiary designated, in a manner determined by the Board, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant’s death or (ii) in the absence of an effective designation by a Participant, the Participant’s estate.

(d)	Additional Provisions Relating to Restricted Stock Units.

(1)	Settlement. Upon the vesting of and/or lapsing of any other restrictions (i.e., settlement) with respect to each Restricted Stock Unit, the Participant shall be entitled to receive from the Company one share of Common Stock, unless the Board provides in the applicable Award agreement that the Restricted Stock Unit will be settled in cash (either automatically or at the Board’s discretion on payment). The Board may, in its discretion, provide that settlement of Restricted Stock Units shall be deferred, on a mandatory basis or at the election of the Participant in a manner that complies with Section 409A of the Code.

(2)	Voting Rights. A Participant shall have no voting rights with respect to any Restricted Stock Units.

(3)	Dividend Equivalents. To the extent provided by the Board, in its sole discretion, a grant of Restricted Stock Units may provide Participants with the right to receive an amount equal to any dividends or other distributions declared and paid on an equal number of outstanding shares of Common Stock (“Dividend Equivalents”). Dividend Equivalents may be settled in cash and/or shares of Common Stock and will be subject to the same restrictions on transfer and forfeitability as the Restricted Stock Units with respect to which paid, as determined by the Board in its sole discretion, subject in each case to such terms and conditions as the Board shall establish, in each case to be set forth in the applicable Award agreement. Any Dividend Equivalent payments will be made no later than the latest of the end of the calendar year in which the dividends are paid to stockholders of the class of stock underlying the Restricted Stock Units, the 15th day of the third month following the date the dividends are paid to stockholders of that class of stock, or the 15th day of the third month following the date on which the Restricted Stock Unit to which the dividends pertain vests, absent a further deferral that complies with Section 409A of the Code.

8.	Other Stock-Based and Cash-Based Awards

(a)	General. Other Awards of shares of Common Stock, and other Awards that are valued in whole or in part by reference to, or are otherwise based on, shares of Common Stock or other property, may be granted hereunder to Participants (“Other Stock-Based-Awards”), including without limitation Awards entitling recipients to receive shares of Common Stock to be delivered in the future. Such

Other Stock-Based Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan or as payment in lieu of compensation to which a Participant is otherwise entitled. Other Stock-Based Awards may be paid in shares of Common Stock or cash, as the Board shall determine. The Company may also grant Performance Awards or other Awards denominated in cash rather than shares of Common Stock (“Cash-Based Awards”).

(b)	Terms and Conditions.

(1)	Subject to the provisions of the Plan, the Board shall determine the terms and conditions of each Other Stock-Based Award or Cash-Based Award, including any purchase price applicable thereto.

(2)	Notwithstanding any other provision of the Plan (other than Section 9, if applicable), the Board may, either at the time an Other Stock-Based Award is made or at any time thereafter, waive its right to repurchase shares of Common Stock (or waive the forfeiture thereof) or remove or modify the restrictions applicable to the Other Stock-Based Award, in whole or in part.

9.	Performance Awards.

(a)	Grants. Restricted Stock Awards and Other Stock-Based Awards under the Plan may be made subject to the achievement of performance goals pursuant to this Section 9 (“Performance Awards”).

(b)	Committee. Grants of Performance Awards to any Covered Employee (as defined below) intended to qualify as “performance-based compensation” under Section 162(m) (“Performance-Based Compensation”) shall be made only by a Committee (or a subcommittee of a Committee) comprised solely of two or more directors eligible to serve on a committee making Awards qualifying as “performance-based compensation” under Section 162(m). In the case of such Awards granted to Covered Employees, references to the Board or to a Committee shall be treated as referring to such Committee (or subcommittee). “Covered Employee” shall mean any person who is, or whom the Committee, in its discretion, determines may be, a “covered employee” under Section 162(m)(3) of the Code.

(c)	Performance Measures. For any Award that is intended to qualify as Performance-Based Compensation, the Committee shall specify that the degree of granting, vesting and/or payout shall be subject to the achievement of one or more objective performance measures established by the Committee, which shall be based on the relative or absolute attainment of specified levels of one or any combination of the following: reductions in net loss, approval of product candidates by regulatory authorities, increase in cost savings, earnings before or after discontinued operations, interest, taxes, depreciation and/or amortization, operating profit before or after discontinued operations and/or taxes, sales, sales growth, earnings growth, cash flow or cash position, gross margins, stock price, market share, return on sales, assets, equity or investment, improvement of financial ratings, achievement of balance sheet or income statement objectives or total stockholder return. Such goals may be based solely by reference to the Company’s performance or the performance of a subsidiary of the Company, division, business segment or business unit of the Company, or based on the performance of the Company relative to performance of other companies or upon comparisons of any of the indicators of Company performance relative to performance of other companies. The Committee may specify that such performance measures shall be adjusted to exclude any one or more of (i) extraordinary items, (ii) gains or losses on the dispositions of discontinued operations, (iii) the cumulative effects of changes in accounting principles, (iv) the writedown of any asset, and (v) charges for restructuring and rationalization programs. Such performance measures: may vary by Participant and may be different for different Awards, and may be particular to a Participant or the department, branch, line of business, subsidiary or other unit in which the Participant works and may cover such period as may be specified by the Committee. Such performance measures (and any exclusions) shall be set by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m). Awards that are not intended to qualify as Performance-Based Compensation may be based on these or such other performance measures as the Board may determine.

(d)	Adjustments. Notwithstanding any provision of the Plan, with respect to any Performance Award that is intended to qualify as Performance-Based Compensation, the Committee may adjust downwards, but not upwards, the cash or number of shares payable pursuant to such Award, and the Committee may not waive the achievement of the applicable performance measures except in the case of the death or disability of the Participant or a change in control of the Company.

(e)	Other. With respect to any Performance Award that is intended to qualify as Performance-Based Compensation, the Committee must certify, in writing the amount of the Award for each Participant for each applicable performance period before payment of the Award is made. The Committee shall have the power to impose such other restrictions on Performance Awards as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for Performance-Based Compensation.

10.	Adjustments for Changes in Common Stock; Change in Control

(a)	Changes in Capitalization. In the event of any merger, reorganization, consolidation, stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, any dividend or distribution to holders of Common Stock other than an ordinary cash dividend, or other change in corporate structure affecting the shares of Common Stock or the value thereof, such adjustments and other substitutions shall be made to the Plan and to Awards in a manner the Board deems equitable or appropriate taking into consideration the accounting and tax consequences, including such adjustments in the aggregate number, class and kind of securities that may be available under the Plan, the limitations in Section 4(b) (other than to Awards denominated in cash), the maximum number of shares that may be issued pursuant to Incentive Stock Options and, in the aggregate, or to any Participant, in the number, class, kind and Option or exercise price of securities subject to outstanding Awards granted under the Plan (including, if the Board deems appropriate, the substitution of similar Options to purchase the shares of, or other awards denominated in the shares of, another company) as the Board may determine to be appropriate; provided, however, that the number of shares subject to any Award shall always be a whole number. Without limiting the generality of the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to an outstanding Option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises an Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such Option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.

(b)	Change in Control Event.

(1)	Definition. A “Change in Control Event” shall mean:

(A) the acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership of any capital stock of the Company if, after such acquisition, such Person beneficially owns (within the meaning of Rule 13d-3 under the Exchange Act) 50% or more of either (x) the then-outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (y) the combined voting power of the then-outstanding securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (A), the following acquisitions shall not constitute a Change in Control Event: (1) any acquisition directly from the Company (excluding an acquisition pursuant to the exercise, conversion or exchange of any security exercisable for, convertible into or exchangeable for common stock or voting securities of the Company, unless the Person exercising, converting or exchanging such security acquired such security directly from the Company or an underwriter or agent of the Company), (2) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (3) any acquisition by any corporation pursuant to a

Business Combination (as defined below) that complies with clauses (x) and (y) of subsection (C) of this definition; or

(B) a change in the composition of the Board that results in the Continuing Directors (as defined below) no longer constituting a majority of the Board (or, if applicable, the Board of Directors of a successor corporation to the Company), where the term “Continuing Director” means at any date a member of the Board (x) who was a member of the Board on the date of the initial adoption of the Plan by the Board or (y) who was nominated or elected subsequent to such date by at least a majority of the directors who were Continuing Directors at the time of such nomination or election or whose election to the Board was recommended or endorsed by at least a majority of the directors who were Continuing Directors at the time of such nomination or election; provided, however, that there shall be excluded from this clause (y) any individual whose initial assumption of office occurred as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents, by or on behalf of a person other than the Board; or

(C) the consummation of a merger, consolidation, reorganization, recapitalization or share exchange involving the Company or a sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), unless, immediately following such Business Combination, each of the following two conditions is satisfied: (x) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors, respectively, of the resulting or acquiring corporation in such Business Combination (which shall include, without limitation, a corporation which as a result of such transaction owns the Company or substantially all of the Company’s assets either directly or through one or more subsidiaries) (such resulting or acquiring corporation is referred to herein as the “Acquiring Corporation”) in substantially the same proportions as their ownership of the Outstanding Company Common Stock and Outstanding Company Voting Securities, respectively, immediately prior to such Business Combination and (y) no Person (excluding any employee benefit plan (or related trust) maintained or sponsored by the Company or by the Acquiring Corporation) beneficially owns, directly or indirectly, 50% or more of the then-outstanding shares of common stock of the Acquiring Corporation, or of the combined voting power of the then-outstanding securities of such corporation entitled to vote generally in the election of directors (except to the extent that such ownership existed prior to the Business Combination); or

(D) the liquidation or dissolution of the Company.

Unless the Board provides otherwise in the Award agreement, if an Award is subject to, rather than exempt from, Code Section 409A, a Change in Control Event may vest the Award but shall only accelerate payment to the Participant if the Change in Control Event also comports with the description of “Change in Control Events” in Treasury Regulation section 1.409A-3(i)(5), or in subsequent IRS guidance describing what constitutes a change in control event for purposes of Code Section 409A.

(3)	Impact on Certain Awards. Unless otherwise provided in an Award agreement, the Board shall have the right to provide that in the event of a Change in Control Event: (i) Options and SARs outstanding as of the date of the Change in Control Event shall be cancelled and terminated without payment if the Fair Market Value of one share of Common Stock as of the date of the Change in Control Event is less than the per share Option exercise price or SAR grant price, and (ii) all Performance Awards shall be (x) considered to be earned and payable based on achievement of performance goals or based on target performance (either in full or pro rata based on the portion of performance period completed as of the date of the Change in Control Event), and any limitations or other restrictions shall lapse and such Performance Awards shall be immediately settled or distributed or (y) converted into Restricted Stock or Restricted Stock

Unit awards based on achievement of performance goals or based on target performance (either in full or pro rata based on the portion of performance period completed as of the date of the Change in Control Event) that are subject to Section 10(b)(4) below.

(4)	Assumption or Substitution of Certain Awards. (a) Unless otherwise provided in an Award agreement, in the event of a Change in Control Event in which the successor company assumes or substitutes for an Option, SAR, Restricted Stock award, Restricted Stock Unit award or Other Stock-Based Award (or in which the Company is the ultimate parent corporation and continues the Award), if a Participant’s employment with such successor company (or the Company) or a subsidiary thereof terminates within 12 months following such Change in Control Event and under the circumstances specified in the Award agreement: (i) Options and SARs outstanding as of the date of such termination of employment will immediately vest, become fully exercisable, and may thereafter be exercised for 12 months, (ii) the restrictions, limitations and other conditions applicable to Restricted Stock and Restricted Stock Units outstanding as of the date of such termination of employment shall lapse and the Restricted Stock and Restricted Stock Units shall become free of all restrictions, limitations and conditions and become fully vested, and (iii) the restrictions, limitations and other conditions applicable to any Other Stock-Based Awards or any other Awards shall lapse, and such Other Stock-Based Awards or such other Awards shall become free of all restrictions, limitations and conditions and become fully vested and transferable to the full extent of the original grant. For the purposes of this Section, an Award shall be considered assumed or substituted for if following the Change in Control Event the Award confers the right to purchase or receive, for each share subject to the Award immediately prior to the Change in Control Event, the consideration (whether stock, cash or other securities or property) received in the transaction constituting a Change in Control Event by holders of shares for each share held on the effective date of such transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the transaction constituting a Change in Control Event is not solely common stock of the successor company, the Board may, with the consent of the successor company, provide that the consideration to be received upon the exercise or vesting of an Award, for each share subject thereto, will be solely common stock of the successor company with a fair market value substantially equal to the per share consideration received by holders of shares in the transaction constituting a Change in Control Event. The determination of whether fair market value is substantially equal shall be made by the Board in its sole discretion and its determination shall be conclusive and binding.

(5)	Unless otherwise provided in an Award agreement, in the event of a Change in Control Event to the extent the successor company does not assume or substitute for an Award (or in which the Company is the ultimate parent corporation and does not continue the Award), then immediately prior to the Change in Control Event: (i) those Options and SARs outstanding as of the date of the Change in Control Event that are not assumed or substituted for (or continued) shall immediately vest and become fully exercisable, (ii) restrictions, limitations and other conditions applicable to Restricted Stock Awards and Other Stock-Based Awards that are not assumed or substituted for (or continued) shall lapse and the Award shall become free of all restrictions, limitations and conditions and become fully vested.

(6)	The Board, in its discretion, may determine that, upon the occurrence of a Change in Control Event, each Option and SAR outstanding shall terminate within a specified number of days after notice to the Participant, and/or that each Participant shall receive, with respect to each share subject to such Option or SAR, an amount equal to the excess of the Fair Market Value of such share immediately prior to the occurrence of such Change in Control Event over the exercise price per share of such Option and/or SAR; such amount to be payable in cash, in one or more kinds of stock or property (including the stock or property, if any, payable in the transaction) or in a combination thereof, as the Board, in its discretion, shall determine.

11.	General Provisions Applicable to Awards

(a)	Non-Transferability of Awards. Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an Incentive Stock Option, pursuant to a qualified domestic relations order, and, during the life of the Participant, shall be exercisable only by the Participant; provided, however, that the Board may permit or provide in an Award for the gratuitous transfer of the Award by the Participant to or for the benefit of any immediate family member, family trust or other entity established for the benefit of the Participant and/or an immediate family member thereof if the Company would be eligible to use a Form S-8 under the Securities Act for the registration of the sale of the Common Stock subject to such Award to such proposed transferee; provided further, that the Company shall not be required to recognize any such permitted transfer until such time as such permitted transferee shall, as a condition to such transfer, deliver to the Company a written instrument in form and substance satisfactory to the Company confirming that such transferee shall be bound by all of the terms and conditions of the Award. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees. For the avoidance of doubt, nothing contained in this Section 11(a) shall be deemed to restrict a transfer to the Company.

(b)	Documentation. Each Award shall be evidenced by an Award agreement, in such form (written, electronic or otherwise) as the Board shall determine. Each Award may contain terms and conditions in addition to those set forth in the Plan.

(c)	Board Discretion. Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and the Board need not treat Participants uniformly.

(d)	Termination of Status. The Board shall determine the effect on an Award of the disability, death, termination or other cessation of employment, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, or the Participant’s legal representative, conservator, guardian or Designated Beneficiary, may exercise rights under the Award.

(e)	Withholding. The Participant must satisfy all applicable federal, state, and local or other income and employment tax withholding obligations before the Company will deliver stock certificates or otherwise recognize ownership of Common Stock under an Award. The Company may decide to satisfy the withholding obligations through additional withholding on salary or wages. If the Company elects not to or cannot withhold from other compensation, the Participant must pay the Company the full amount, if any, required for withholding or have a broker tender to the Company cash equal to the withholding obligations. Payment of withholding obligations is due before the Company will issue any shares on exercise, vesting or release from forfeiture of an Award or, if the Company so requires, at the same time as payment of the exercise or purchase price, unless the Company determines otherwise. If provided for in an Award or approved by the Board in its sole discretion, a Participant may satisfy such tax obligations in whole or in part by delivery (either by actual delivery or attestation) of shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value; provided, however, except as otherwise provided by the Board, that the total tax withholding where stock is being used to satisfy such tax obligations cannot exceed the Company’s minimum statutory withholding obligations (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income). Shares used to satisfy tax withholding requirements cannot be subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.

(f)	Amendment of Award. Except as otherwise provided in Sections 5(i) and 6(f) with respect to repricings, Section 9 with respect to Performance Awards, or Section 12(d) with respect to actions requiring stockholder approval, the Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a

Nonstatutory Stock Option, subject to any requirements of applicable law. The Participant’s consent to such action shall be required unless (i) the Board determines that the action, taking into account any related action, does not materially and adversely affect the Participant’s rights under the Plan or (ii) the change is permitted under Section 10.

(g)	Conditions on Delivery of Stock. The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously issued or delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company’s counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and regulations and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

(h)	Acceleration. The Board may at any time provide that any Award shall become immediately exercisable in whole or in part, free of some or all restrictions or conditions, or otherwise realizable in whole or in part, as the case may be, subject to the requirements of Section 409A of the Code or other applicable law.

12.	Miscellaneous

(a)	No Right To Employment or Other Status. No person shall have any claim or right to be granted an Award by virtue of the adoption of the Plan, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

(b)	No Rights As Stockholder. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder of such shares.

(c)	Term of Plan. No Awards shall be granted under the Plan after the expiration of ten years from the Restatement Date of the Plan, but Awards previously granted may extend beyond that date. For the avoidance of doubt, if this restated version of the Plan is not approved by stockholders at the 2013 Annual Meeting, then the Plan as in effect immediately prior to the adoption of this restated version by the Board on January 21, 2013, shall continue to exist and operate according to all of the terms and conditions of such prior version.

(d)	Amendment of Plan. The Board may amend, suspend or terminate the Plan or any portion thereof at any time, subject to any requirement for stockholder approval imposed by applicable law, including the rules and regulations of the principal U.S. national securities exchange on which the shares are traded; provided that the Board may not amend the Plan in any manner that would result in noncompliance with Rule 16b-3 under the Exchange Act; and further provided that the Board may not, without the approval of the Company’s stockholders to the extent required by such applicable law, amend the Plan to (A) increase the number of shares authorized under the Plan (other than pursuant to Section 10(a)), (B) expanding the types of Awards that may be granted under the Plan, (C) materially expanding the class of participants eligible to participate in the Plan, (D) eliminate the requirements relating to minimum exercise price and minimum grant price, (E) increase the maximum permissible term of any Option or the maximum permissible term of a SAR, (F) add performance goals to Section 9(c), or (G) increase any of the limitations in Section 4(b). The Board may not (except pursuant to Section 10), without the approval of the Company’s stockholders, cancel an Option or SAR in exchange for cash when the exercise or grant price per share exceeds the Fair Market Value of one share or take any action with respect to an Option or SAR that would be treated as a repricing under the rules and regulations of the principal securities exchange on which the shares are traded, including a reduction of the exercise price of an Option or the grant price of a SAR or the exchange of an Option or SAR for another Award. Unless otherwise specified in the amendment, any amendment to the Plan adopted in accordance with this Section shall apply to, and be binding on the holders of, all Awards outstanding under the Plan at the time the amendment is adopted, provided the Board determines that such amendment, taking into account any related action, does not materially and adversely affect the rights of Participants under the Plan.

(e)	Authorization of Sub-Plans for Grants to non-U.S. Employees. The Board may from time to time establish one or more sub-plans under the Plan for purposes of satisfying applicable securities, tax or other laws of various jurisdictions. The Board shall establish such sub-plans by adopting supplements to the Plan containing (i) such limitations on the Board’s discretion under the Plan as the Board deems necessary or desirable or (ii) such additional terms and conditions not otherwise inconsistent with the Plan as the Board shall deem necessary or desirable. All supplements adopted by the Board shall be deemed to be part of the Plan, but each supplement shall apply only to Participants within the affected jurisdiction and the Company shall not be required to provide copies of any supplement to Participants in any jurisdiction which is not the subject of such supplement.

(f)	Compliance with Section 409A of the Code. The Plan is intended to comply and shall be administered in a manner that is intended to comply with Section 409A of the Code and shall be construed and interpreted in accordance with such intent. To the extent that an Award or the payment, settlement or deferral thereof is subject to Section 409A of the Code, the Award shall be granted, paid, settled or deferred in a manner that will comply with Section 409A of the Code, including regulations or other guidance issued with respect thereto, except as otherwise determined by the Board. Any provision of this Plan that would cause the grant of an Award or the payment, settlement or deferral thereof to fail to satisfy Section 409A of the Code shall be amended to comply with Section 409A of the Code on a timely basis, which may be made on a retroactive basis, in accordance with regulations and other guidance issued under Section 409A of the Code.

Except as provided in individual Award agreements initially or by amendment, if and to the extent any portion of any payment, compensation or other benefit provided to a Participant in connection with his or her employment termination is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code and the Participant is a “specified employee” as defined in Section 409A(a)(2)(B)(i) of the Code, as determined by the Company in accordance with its procedures, by which determination the Participant (through accepting the Award) agrees that he or she is bound, to the extent necessary to avoid the imposition of taxes under Code Section 409A, such portion of the payment, compensation or other benefit shall not be paid before the day that is six months plus one day after the date of “separation from service” (as determined under Section 409A of the Code) (the “New Payment Date”), or if earlier, death, except as Section 409A of the Code may then permit. The aggregate of any payments that otherwise would have been paid to the Participant during the period between the date of separation from service and the New Payment Date shall be paid to the Participant in a lump sum on such New Payment Date, and any remaining payments will be paid on their original schedule. The Company makes no representations or warranty and shall have no liability to the Participant or any other person if any provisions of or payments, compensation or other benefits under the Plan are determined to constitute nonqualified deferred compensation subject to Section 409A of the Code but do not to satisfy the conditions of that section.

(g)	Limitations on Liability. Notwithstanding any other provisions of the Plan, no individual acting as a director, officer, employee or agent of the Company will be liable to any Participant, former Participant, spouse, beneficiary, or any other person for any claim, loss, liability, or expense incurred in connection with the Plan, nor will such individual be personally liable with respect to the Plan because of any contract or other instrument he or she executes in his or her capacity as a director, officer, employee or agent of the Company. The Company will indemnify and hold harmless each director, officer, employee or agent of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been or will be delegated, against any cost or expense (including attorneys’ fees) or liability (including any sum paid in settlement of a claim with the Board’s approval) arising out of any act or omission to act concerning the Plan unless arising out of such person’s own fraud or bad faith.

(h)	Recoupment. In the event of a restatement of the Company’s financial statements, the Board shall have the right to review any Award, the amount, payment or vesting of which was based on an entry in the financial statements that are the subject of the restatement. If the Board determines that (i) based on the results of the restatement or (ii) due to inaccurate financial data used to determine the payment or vesting of an Award, a lesser amount or portion of an Award should have been paid or vested, it may (i) cancel all or any portion of any outstanding Awards and (ii) require the Participant or other person to whom any payment has been made or shares or other property have been transferred in connection with the Award to forfeit and pay over to the Company, on demand, all or any portion of the gain (whether or not taxable) realized upon the exercise of any Option or SAR and the value realized (whether or not taxable) on the vesting or payment of any other Award during the period beginning 12 months preceding the date of the restatement and ending with the date of cancellation of any outstanding Awards.

(i)	Governing Law. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, excluding choice-of-law principles of the law of such state that would require the application of the laws of a jurisdiction other than the State of Delaware.

▼ FOLD AND DETACH HERE AND READ THE REVERSE SIDE ▼

ANNUAL MEETING OF STOCKHOLDERS OF

BIODEL INC.

March 5, 2013

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

          THE UNDERSIGNED APPOINTS ERROL DE SOUZA AND GERARD MICHEL AND EACH OF THEM, AS PROXIES OF THE UNDERSIGNED, WITH THE FULL POWER OF SUBSTITUTION, AND AUTHORIZES EACH OF THEM TO REPRESENT AND VOTE, AS DESIGNATED ON THE REVERSE HEREOF, ALL OF THE SHARES OF COMMON STOCK OF BIODEL INC., HELD OF RECORD BY THE UNDERSIGNED AT THE CLOSE OF BUSINESS ON JANUARY 16, 2013 AT THE ANNUAL MEETING OF STOCKHOLDERS OF BIODEL INC. TO BE HELD ON MARCH 5, 2013 OR AT ANY ADJOURNMENT THEREOF.

The Board of Directors recommends a vote FOR each of the listed proposals. This Proxy, when properly executed, will be voted as specified above. THIS PROXY REVOKES ALL PRIOR PROXIES GIVEN BY THE UNDERSIGNED. THIS PROXY WILL BE VOTED AS DIRECTED OR IF NO SPECIFICATION IS MADE AND THIS PROXY IS RETURNED, THIS PROXY WILL BE VOTED IN FAVOR OF THE ELECTION OF THE NOMINEES LISTED ABOVE AND IN FAVOR OF THE OTHER PROPOSALS.

PLEASE SIGN, DATE AND MAIL THIS PROXY CARD TO THE COMPANY PROMPTLY.

▼ FOLD AND DETACH HERE AND READ THE REVERSE SIDE ▼

PROXY	Please mark your votes like this	☒
1. To elect two Class III directors for a term of three years:							2. To approve an amendment and restatement of our 2010 Stock Incentive Plan and to reserve additional shares of common stock for issuance under it:	FOR	AGAINST	ABSTAIN
ELECTION OF DIRECTORS	FOR the nominees listed below	☐	WITHHOLD AUTHORITY to vote for the nominees listed below	☐	FOR ALL EXCEPT as indicated to the contrary below	☐		☐	☐	☐
Nominees: 01 Ira W. Lieberman, 02 Davey S. Scoon
3. To ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2013:								FOR ☐	AGAINST ☐	ABSTAIN ☐
INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below:
EXCEPTIONS

COMPANY ID:

PROXY NUMBER

ACCOUNT NUMBER

Signature	Signature	Date	, 2013.

Please sign exactly as the name appears on your stock certificate. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, corporation, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.